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                                                                    Exhibit 99.2

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                                CREDIT AGREEMENT
                            Dated as of May 13, 2002


                                     between


                          CABLETEL COMMUNICATIONS CORP.


                                   as Borrower


                                       and


                     LASALLE BUSINESS CREDIT, A DIVISION OF
                        ABN AMRO BANK N.V., CANADA BRANCH


                                    as Lender














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





                                TABLE OF CONTENTS



1.    DEFINITIONS..............................................................1

   (a)   General Definitions...................................................1
   (b)   Accounting Terms and Definitions.....................................13

2.    LOANS AND LETTERS OF CREDIT.............................................13
   (a)   Revolving Loans......................................................13
   (b)   Margin and Other Requirements:  Revolving Loans......................14
   (c)   Foreign Exchange Contracts...........................................15
   (d)   Loan Accounts........................................................15
   (e)   Letters of Credit....................................................15

3.    INTEREST, FEES AND CHARGES..............................................16

   (a)   Rates of Interest....................................................16
   (b)   Computation of Interest and Fees.....................................16
   (c)   Maximum Interest.....................................................17
   (d)   Commitment Fee.......................................................17
   (e)   Unused Line Fee......................................................17
   (f)   Examination and Appraisal Fees.......................................17
   (g)   Capital Adequacy Charge..............................................17
   (h)   Letter of Credit Fees................................................18

4.    LOAN ADMINISTRATION.....................................................18

   (a)   Loan Requests........................................................18
   (b)   Letter of Credit Requests............................................19
   (c)   Disbursement.........................................................19

5.    SECURITY................................................................19

6.    COLLECTIONS.............................................................20

   (a)   Blocked Accounts and Lock Boxes......................................20
   (b)   Rights of LaSalle....................................................21
   (c)   Application of Collections...........................................22
   (d)   Dealings by LaSalle..................................................22
   (e)   Receipts by Borrower.................................................22

7.    SCHEDULES AND REPORTS...................................................23

   (a)   Activity Reports.....................................................23
   (b)   Borrowing Base Certificate...........................................23
   (c)   Inventory Reports....................................................23
   (d)   Financial Reports....................................................24
   (e)   Authorized Officer...................................................24


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                                                                               2


8.    TERMINATION.............................................................24

   (a)   Survival of Security Interests, Liens, etc. .........................24
   (b)   Prepayment...........................................................25

9.    REPRESENTATIONS AND WARRANTIES..........................................25

10.   COVENANTS...............................................................31

11.   CONDITIONS PRECEDENT....................................................39

   (a)   Closing Deliveries...................................................39
   (b)   Post Closing Deliveries..............................................41

12.   DEFAULT.................................................................42

13.   REMEDIES UPON AN EVENT OF DEFAULT.......................................44

14.   INDEMNIFICATION.........................................................45

   (a)   General Indemnity....................................................45
   (b)   Environmental Indemnity..............................................46

15.   MISCELLANEOUS...........................................................47

   (a)   Notices..............................................................47
   (b)   Choice of Governing Law and Construction.............................47
   (c)   Forum Selection and Service of Process...............................47
   (d)   Modification and Benefit of Agreement................................48
   (e)   Headings of Subdivisions.............................................48
   (f)   Power of Attorney....................................................48
   (g)   Waiver of Jury Trial, Other Waivers, Confidentiality.................48
   (h)   Timing of Payments...................................................49
   (i)   Canadian Currency....................................................49
   (j)   Judgment Currency....................................................49
   (k)   Severability.........................................................49
   (l)   Conflicts............................................................49
   (m)   Counterparts.........................................................50
   (n)   Proposal Letter Superseded...........................................51


                             SCHEDULES AND EXHIBITS

Schedule A                           Authorized Officers
Schedule B                           Business and Collateral Locations
Schedule C                           Permitted Liens
Schedule 9(c)                        Borrower Furniture, Fixtures and Equipment
Schedule 9(h)                        Actions and Proceedings
Schedule 9(p)                        Indebtedness
Schedule 9(r)                        Affiliates, Joint Ventures and Partnerships
Schedule 9(v)                        Intellectual Property
Schedule 9(x)                        Environmental Matters

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                                                                               3

Schedule 11(a)(iii)                  Closing Documents List

Exhibit 2(d)(ii)                     Form of Revolving Promissory Note
Exhibit 4(a)                         Form of Notice of Borrowing
Exhibit 7(a)                         Form of Collateral Loan Report
Exhibit 7(b)                         Form of Borrowing Base Certificate
Exhibit 7(b)(ii)                     Form of Statutory Payables Report
Exhibit 7(d)                         Form of Financial Reporting Certificate
Exhibit 11(a)(ix)                    Form of Closing Certificate

         CREDIT AGREEMENT dated as of May 13, 2002, between CABLETEL COMMUNICATIONS CORP., a corporation duly amalgamated under the laws of the Province of Ontario (the "BORROWER") and LASALLE BUSINESS CREDIT, a division of ABN AMRO BANK N.V., CANADA BRANCH, a Canadian branch of a Netherlands bank (such bank herein referred to as "LASALLE"), with its head office at Maritime Life Tower, 15th Floor, 79 Wellington Street West, Toronto (Ontario), M5K 1G8.


                                    RECITALS

         WHEREAS, the Borrower desires that LaSalle extend certain loans, advances and other financial accommodations to the Borrower in order to refinance existing indebtedness and to provide for working capital and the parties wish to provide for the terms and conditions upon which such loans, advances and other financial accommodations shall be made;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Borrower, the parties hereto agree as follows:

1.       DEFINITIONS

(a)      General Definitions.

         The following terms have the following meanings when used herein:

         "ACCOUNT", "CHATTEL PAPER", "DOCUMENT OF TITLE", "EQUIPMENT", "INTANGIBLE", "GOODS", "INSTRUMENT", and "INVENTORY" shall have the respective meanings assigned to such terms without initial capitals, as of the date of this Agreement, in the Ontario Personal Property Security Act ("PPSA").

         "ACCOUNT DEBTOR" shall mean in respect of any Account the debtor obligated to make payment thereof.

         "ACQUISITION" shall mean the acquisition of certain Stirling Connector inventory and all of the NRG distribution rights in connection with Stirling Connector products on the terms and conditions as set out in the NRG Agreement.

         "ADJUSTED NET WORTH" shall mean in respect of the Borrower, shareholders' equity (including retained earnings but excluding any appraisal increments) less the book value of all intangible assets (including, without limitation, deferred tax debits, leasehold improvements, goodwill and transaction costs), prepaid expenses, and amounts owing from affiliates and other related Persons of the Borrower (including officers and employees), all as determined by LaSalle on a consistent basis, plus the amount of any debt subordinated to LaSalle on terms and conditions acceptable to LaSalle in its sole judgment.

         "AGGREGATE COMMITMENT" shall mean Fifteen Million Canadian Dollars (Cdn. $15,000,000).


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                                                                               2

         "AGREEMENT" shall mean this Credit Agreement as it may be amended, supplemented, extended or restated from time to time.

         "AUTHORIZED OFFICER" shall mean in respect of the Borrower each person whose name appears on SCHEDULE A hereto.

         "BASE AMOUNT" shall have the meaning ascribed thereto in SUBSECTION 10(o)(i) hereof.

         "BDC EQUIPMENT" shall mean the Equipment of the Borrower that is subject to a valid security agreement in favour of Business Development Bank of Canada and identified as such in SCHEDULE 9(c) hereto.

         "BLOCKED ACCOUNT" shall have the meaning ascribed thereto in SUBSECTION 6(a) hereof.

         "BORROWING" shall mean a borrowing or advance of credit hereunder consisting of any loans made to the Borrower on the same day by LaSalle.

         "BORROWING BASE" shall mean at any time the lesser of the amounts then calculated as specified in SUBSECTIONS 2(b)(i) and (ii) hereof.

         "BORROWING BASE CERTIFICATE" shall have the meaning ascribed thereto in SUBSECTION 7(b) hereof and shall be in substantially the form of EXHIBIT 7(b) hereto.

         "BUSINESS DAY" shall mean any day other than a Saturday, Sunday, or such other day as banks in Toronto, Ontario are authorized or required to be closed for business.

         "CANADIAN DOLLARS" or "CDN. $" shall mean the lawful currency of Canada.

         "CANADIAN DOLLAR EQUIVALENT AMOUNT" shall mean, on any given date, the amount of Canadian Dollars which could be purchased with the relevant amount of a currency at the then applicable Spot Rate at 11:00 a.m. Toronto time on such date (and if such date is not a Business Day, on the preceding Business Day) for the purchase of Canadian Dollars with such currency.

         "CAPITAL ADEQUACY CHARGE" shall have the meaning ascribed thereto in SUBSECTION 3(g).

         "CAPITAL ADEQUACY DEMAND" shall have the meaning ascribed thereto in SUBSECTION 3(g).

         "CAPITAL EXPENDITURES" shall mean, with respect to any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including expenditures for capitalized lease obligations) by the Borrower during such period that are required by GAAP to be included in or reflected by the property, plant or equipment or similar fixed asset accounts (or in intangible accounts subject to amortization) in the balance sheet of the Borrower.

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                                                                              3

         "CLOSING CERTIFICATE" shall have the meaning ascribed thereto in SUBSECTION 11(a)(ix) and shall be in substantially the form of EXHIBIT 11(a)(ix) hereto.

         "CLOSING DATE" shall mean the date upon which the initial Revolving Loan is made.

         "COLLATERAL" shall mean all of the undertaking, property and assets, present and future, real and personal, of the Borrower, including that specifically described in SECTION 5 hereof and all other undertaking, property and assets of any other Loan Party or any other Person now or hereafter pledged to LaSalle to secure, either directly or indirectly, repayment of any of the Liabilities.

         "COMMSCOPE" shall mean CommScope, Inc of North Carolina, a North Carolina Corporation.

         "CONTAMINANT" shall mean all Hazardous Materials and all those substances which are regulated by or form the basis of liability under Environmental Laws or any other material or substance which constitutes a material health, safety or environmental hazard to any person or property.

         "DEFAULT" shall mean any event, condition or default which with the giving of notice, the lapse of time or both would be an Event of Default.

         "DILUTION" shall mean, with respect to any Person for any period, the percentage obtained by dividing: (a) the sum of non-cash credits against Accounts of such Person for such period, plus pending or probable, but not yet applied, non-cash credits against Accounts of such Person for such period as determined by LaSalle, by (b) gross invoiced sales of such Person for such period.

         "EBITDA" shall mean, with respect to any period, net income after taxes for such period (excluding any after-tax gains or losses on the sale of assets other than Inventory and excluding other after-tax extraordinary gains or losses) plus interest expense, income tax expense, depreciation and amortization for such period, plus or minus any other non-cash charges or gains which have been subtracted or added in calculating net income after taxes for such period.

         "ELIGIBLE ACCOUNT" shall mean an Account owing to the Borrower or the Guarantor which is acceptable to LaSalle in its sole discretion for lending purposes. LaSalle shall, in general, consider an Account to be an Eligible Account if it meets, and so long as it continues to meet, all of the following requirements:

         (i)      it is genuine and in all respects is what it purports to be;

         (ii) it is owned by the Borrower or the Guarantor and the Borrower or the Guarantor has the right to subject it (and has subjected it) to a security interest in favour of LaSalle;

         (iii) it arises from (A) the performance of services by the Borrower or the Guarantor and such services have been fully performed and acknowledged and accepted by the Account Debtor thereunder; or (B) the sale of Goods by the Borrower or the Guarantor, and such Goods have been completed in accordance with the Account Debtor's specifications (if any) and delivered to and accepted by the Account Debtor, such Account Debtor has not refused to accept and has not returned or offered to return any of the Goods, or has not refused to accept any of the services, which are the subject of such Account, and the Borrower or the Guarantor has possession of, or has delivered to LaSalle at LaSalle's request, shipping and delivery receipts evidencing delivery of such Goods; for greater certainty, Accounts arising from debit memos, pre-billings or progress billings shall not be Eligible Accounts;

         (iv) it is evidenced by an invoice rendered to the Account Debtor thereunder, is due and payable within a maximum of sixty (60) days after the stated invoice date thereof (one hundred fifty
                  (150) days in the case of each invoice rendered to Bragg Communications Inc. and does not remain unpaid more than thirty (30) days past the stated due date thereof; provided, however, that if more than twenty-five percent (25%) of the aggregate dollar amount of invoices owing by a particular Account Debtor to the Borrower and the Guarantor remain unpaid for more than the applicable period set out above in this SUBPARAGRAPH (iv), then all Accounts owing to the Borrower or the Guarantor by that Account Debtor shall be deemed ineligible;

         (v) it is not subject to any prior assignment, claim, lien, security interest or encumbrance whatsoever, other than Permitted Liens;

         (vi) it is a valid, legally enforceable and unconditional obligation of the Account Debtor thereunder, and is not subject to setoff, counterclaim, rebate accrual or other contra, deduction, credit, allowance or adjustment, or to any claim by such Account Debtor denying liability thereunder in whole or in part whether by reason of prepayment, previous credit or otherwise (but the portion of the Accounts of such Account Debtor in excess of any amount owed (or claimed by such Account Debtor to be owed) by the Borrower or the Guarantor to such Account Debtor may be deemed Eligible Accounts);

         (vii) it does not arise out of a contract or order which fails in any material respect to comply with the requirements of applicable law;

         (viii) the Account Debtor thereunder is not a director, officer, employee or agent of the Borrower or the Guarantor, or a subsidiary, parent or affiliate corporation of the Borrower or the Guarantor;

         (ix) it is not an Account with respect to which the Account Debtor is (A) the U.S. government or any department, agency or instrumentality thereof, unless the Borrower or the Guarantor assigns its right to payment of such Account to LaSalle pursuant to, and in full compliance with, the Assignment of Claims Act of 1940, as amended, (B) Her Majesty the Queen in Right of Canada or any department, agency or instrumentality thereof, unless the Borrower or the Guarantor grants to LaSalle by way of absolute assignment and as security, its right to payment of such Account pursuant to and in full compliance with, and all other steps deemed necessary by LaSalle have been taken under, the Financial Administration Act (R.S.C. 1985, c. F-11), as amended, or (C) a Crown corporation, any other government or other governmental body if such Account cannot be the object of a valid first ranking security interest in favour of LaSalle without special formalities or requirements, unless such formalities or requirements have been performed to the full satisfaction of LaSalle;

         (x) it is not an Account with respect to which the Account Debtor is located in a state of the U.S., a province of Canada or in any other country which requires the Borrower or the Guarantor, as a precondition to commencing or maintaining an action in its courts, either to (A) receive a certificate of authority to do business and be in good standing therein, (B) file a notice of business activities report or similar report with its taxing authority, or (C) otherwise comply with any other requirement of such state, province or country, unless
                  (x) the Borrower or the Guarantor has taken the appropriate actions described in clauses (A), (B) or (C), (y) the failure to take one of the actions described in either clause (A), (B) or (C) may be cured retroactively by the Borrower or the Guarantor at its election, or (z) the Borrower or the Guarantor has proven, to LaSalle's satisfaction, that it is exempt from any such requirements under any such state's, province's or country's laws;

         (xi) it is an Account which arises out of a sale made in the ordinary course of the Borrower's or the Guarantor's business;

         (xii) the Account Debtor is a resident or citizen of, and is located or has its chief executive office located within (A), a state or province of the U.S. or Canada in which, or in accordance with the laws of which, the security interest of LaSalle is properly registered and the Account is payable in the lawful money of either the U.S. or Canada, or (B) any other country, provided the payment of such Account is secured by a letter of credit or insurance supplied by an institution, and which is in form and substance and otherwise, satisfactory to LaSalle in its sole discretion;

         (xiii) it is not an Account with respect to which the Account Debtor's obligation to pay is conditional upon the Account Debtor's approval of the Goods or services or is otherwise subject to any repurchase obligation or return right, as with sales made on a bill-and-hold, guaranteed sale, sale on approval, sale or return or consignment basis;

         (xiv) it is not an Account (A) with respect to which any representation or warranty contained in this Agreement or any Security Agreement is untrue or (B) which violates any of the covenants of the Borrower or the Guarantor contained in this Agreement or any Security Agreement;

         (xv) it is not an Account which, when added to a particular Account Debtor's other indebtedness to the Borrower or the Guarantor, exceeds (A) in the case of Rogers Cable Inc., Shaw Communications Inc., Cogeco Cable Inc., Videotron Ltee/Le Group Videotron Ltee and Persona Inc., twenty percent (20%);
                  (B) in the case of Bragg Communications Inc., forty percent (40%) if such Account is added during May, 2002, forty-five percent (45%) if such Account is added during June, 2002, forty percent (40%) if such Account is added between July and October, 2002 and thirty percent (30%) if such Account is added thereafter; and (C) in the case of any other Account Debtor, ten percent (10%), of the aggregate of the Borrower's and the Guarantor's Accounts, provided that Accounts excluded from Eligible Accounts solely by reason of this SUBPARAGRAPH
                  (xv) shall be Eligible Accounts to the extent of such limit;
                  and

         (xvi) it is not an Account with respect to which the prospect of payment or performance by the Account Debtor is or will be impaired, as determined by LaSalle in its sole discretion.

         "ELIGIBLE INVENTORY" shall mean Inventory of the Borrower or the Guarantor which is acceptable to LaSalle in its sole discretion. Without limiting LaSalle's discretion, LaSalle shall, in general, consider Inventory to be Eligible Inventory if it meets, and so long as it continues to meet, all of the following requirements:

         (i) it is finished goods inventory owned by the Borrower or the Guarantor and the Borrower or the Guarantor has the right to subject it to a security interest in favour of LaSalle;

         (ii) it is located on the premises listed on SCHEDULE B hereto or such other premises from time to time accepted in writing by LaSalle;

         (iii) it is not subject to any prior assignment, claim, lien, security interest or encumbrance whatsoever, other than Permitted Liens, has not given rise to an Account and is subject to a valid first ranking security interest in favour of LaSalle which is properly perfected in the province where such Inventory is located;

         (iv) it is not raw materials, work in process, stores, parts, samples, kits/tools, display, demonstration or slow moving Inventory, and is held for sale or furnishing under contracts of service; it is (except as LaSalle may otherwise consent in writing) unspoiled and free from deficiencies which would, in LaSalle's sole determination, affect its market value;

         (v) it is not in transit (except as consented to in writing by LaSalle), or stored with a bailee, consignee, warehouseman, processor or similar party or located on any leased premises unless LaSalle has given its prior written approval and the Borrower or the Guarantor has caused any such bailee, consignee, warehouseman, processor, similar party or lessor to issue and deliver to LaSalle, in form and substance acceptable to LaSalle in its absolute discretion, such financing statements, warehouse receipts, waivers and other documents as LaSalle shall require;

         (vi) LaSalle has determined that it is not unacceptable due to obsolescence, age, appraiser comment or qualification, type, category, quantity, expiry or other factors; for greater certainty any packaging materials and any used or old, returned, damaged or defective or spoiled Inventory, Inventory unfit for intended usage or not readily saleable, and Inventory held or placed on consignment shall not be acceptable as Eligible Inventory; and

         (vii) it is not Inventory (A) with respect to which any of the representations and warranties contained in this Agreement or any Security Agreement are untrue or (B) which violates any of the covenants of the Borrower or the Guarantor contained in this Agreement or any Security Agreement.

         "ENVIRONMENTAL CLAIMS" shall mean any written notice of violation, claim, deficiency, demand, abatement or other order or prosecution by any governmental authority or any person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties, convictions or deed or use restrictions, resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden, accidental or nonaccidental Releases), of, or exposure to, any Contaminant at, in, by or from any of the properties of the Borrower or any Loan Party, (ii) the environmental aspects of the transportation, storage, treatment or disposal of Contaminants in connection with the operation of any of the properties of the Borrower or any Loan Party or (iii) the violation, or alleged violation by Borrower or any Loan Party, of any statutes, ordinances, orders, rules, regulations, permits or licenses of or from any Governmental Authority, agency or court relating to environmental matters connected with any of the properties of the Borrower or any Loan Party, under any applicable Environmental Laws.

         "ENVIRONMENTAL LAWS" includes, without limitation, the Environmental Protection Act (Ontario), the Canadian Environmental Protection Act, the Canadian Transportation of Dangerous Goods Act, the Ontario Water Resources Act, the Dangerous Goods Transportation Act (Ontario), the Occupational Health and Safety Act (Ontario), the Fisheries Act (Canada) and the Gasoline Handling Code and Gasoline Handling Act (Ontario) and regulations thereunder, and laws and regulations respecting pesticides, fisheries regulation and water resource management, as all of the aforesaid laws and regulations have been and hereafter may be amended or supplemented, and any related or analogous present or future federal, provincial, state or local, statutes, rules having the force of law, regulations, ordinances, licenses, permits and interpretations having the force of law, orders of regulatory and administrative bodies and guidelines, in any jurisdiction.

         "EVENT OF DEFAULT" shall have the meaning ascribed thereto in SECTION 12 hereof.

         "EXCESS AVAILABILITY" shall mean, as of any date of determination by LaSalle, the excess, if any, of (i) the Borrowing Base over (ii) the aggregate of the outstanding Revolving Loans as of the close of business on such date. For purposes of calculating Excess Availability and the amount of the Borrowing Base relating thereto, LaSalle may, in the exercise of its sole discretion, and without prejudice to its ability to establish other reserves as set out in this Agreement, establish a reserve in an aggregate amount based on the Borrower's and the Guarantor's outstanding debt which is not current (in accordance with its terms of payment as verified by LaSalle) or which is past due as of such date of determination, to the extent thereof, and a reserve in an aggregate amount based on outstanding cheques issued by the Borrower and the Guarantor, to the extent thereof.

         "FINANCIAL REPORTING CERTIFICATE" shall mean a certificate in substantially the form of EXHIBIT 7(D) hereto.

         "FISCAL QUARTER END" shall mean December 31, March 31, June 30 or September 30 in each year.

         "GAAP" shall mean at any time generally accepted accounting principles and policies as in effect at such time in Canada.

         "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state, province or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "GUARANTOR" shall mean Stirling Connectors U.S.A., Inc., a Delaware corporation.

         "HAZARDOUS MATERIALS" shall mean any pollutant, contaminant, chemical, or industrial or hazardous, toxic or dangerous goods, waste, substance or material, defined or regulated as such in (or for purposes of) any Environmental Laws and any other toxic, reactive, or flammable chemicals, including (without limitation) any friable asbestos, any petroleum (including crude oil or any fraction), any radioactive substance and any polychlorinated biphenyls; provided that in the event that any Environmental Law is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment; and provided further that, without limitation, to the extent that the applicable laws of any province establish a meaning for "waste", "hazardous material," "hazardous substance," "hazardous waste," "solid waste" or "toxic substance" which is broader than that specified in any federal Environmental Laws, such broader meaning shall apply in the relevant province.

                  "HEDGING RESERVES" shall mean at any time a reserve (which is currently calculated as a percentage, which percentage is currently 10%) in respect of the nominal amount of all foreign exchange contracts (including without limitation hedging, futures and option agreements) then outstanding between the Borrower and LaSalle, as determined by LaSalle in its sole discretion. LaSalle reserves the right to change the reserve percentage or the hedging reserve methodology (including a mark to market calculation method or basis) at its sole discretion from time to time.

                  "INDEMNIFIED PARTY" shall have the meaning ascribed thereto in
SECTION 14 hereof.

                  "LEASEHOLD PROPERTY" shall mean the property municipally known as 230 Travail Road, Markham, Ontario, L3S 3J1.

                  "LETTER OF CREDIT REQUEST" shall have the meaning ascribed thereto in SUBSECTION 4(b) hereof.

                  "LETTERS OF CREDIT" shall mean documentary or standby letters of credit issued for the Borrower's account in accordance with the terms of SUBSECTION 2(e) hereof.

                  "L/C LIABILITIES" shall mean at any time the face amount of letters of credit (if any) issued for the Borrower's account by LaSalle to the extent not drawn down and if drawn down, not fully reimbursed to LaSalle.

                  "LIABILITIES" shall mean any and all present and future obligations, liabilities and indebtedness of the Borrower to LaSalle or to any parent, affiliate or subsidiary of LaSalle of any and every kind and nature, howsoever created, arising or evidenced and howsoever owned, held or acquired, whether now or hereafter existing, whether now due or to become due, whether primary, secondary, direct, indirect, absolute, contingent or otherwise (including, without limitation, obligations of performance), whether several, joint or joint and several, and whether arising or existing under written or oral agreement or by operation of law.

                  "LOAN" or "LOANS" shall mean any and all Revolving Loans made by LaSalle pursuant to SECTION 2 hereof and all other loans, advances and financial accommodations made by LaSalle to or on behalf of the Borrower hereunder.

                  "LOAN PARTY" shall mean each Person who is or shall become primarily or secondarily liable for any of the Liabilities, including without limitation the Guarantor.

                  "LOCK BOX" shall have the meaning ascribed thereto in SUBSECTION 6(a) hereof.

                  "MATERIAL ADVERSE EFFECT" shall mean with respect to any Person, and with respect to any event, act, condition or occurrence of whatever nature (including, without limitation, a labour union strike or lockout and any adverse determination in any litigation, arbitration or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of the business, property, assets, operations, condition (financial or otherwise) or prospects of such Person.

                  "MATURITY DATE" shall mean May 13, 2005.

                  "NOTE" shall mean the Revolving Note.

                  "NOTICE OF BORROWING" shall have the meaning ascribed thereto in SUBSECTION 4(a).

                  "NRG" shall mean N-R-G Control Company, a Mississippi corporation.

                  "NRG AGREEMENT" shall mean the Terms of Proposed Settlement dated April 8, 2002 among the Borrower, the Guarantor, NRG and Jimmie Lee Oglesby, in form and substance reasonably satisfactory to LaSalle.

                  "PERMITTED INTER-COMPANY DEBT" means (i) indebtedness owing by the Guarantor to the Borrower of not more than US$2,130,000 which is in existence on the date of this Agreement, and (ii) indebtedness owing by Stirling Israel Ltd. to the Borrower of not more than Cdn.$615,000 which is in existence on the date of this Agreement.

                  "ORDERLY LIQUIDATION VALUE" means the net (after liquidation expenses) value of unencumbered (except to LaSalle) Eligible Inventory based on definitions and assumptions acceptable to LaSalle in its sole discretion and confirmed in an appraisal report by an accredited appraiser satisfactory to LaSalle in its sole discretion.

                  "OTHER AGREEMENTS" shall mean all agreements, instruments and documents including, without limitation, guarantees, mortgages, hypothecs, trust deeds, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements and all other writings heretofore, now or from time to time hereafter executed by or on behalf of the Borrower or any other Person (including any Loan Party) and delivered to LaSalle or to any parent, affiliate or subsidiary of LaSalle in connection with the Liabilities or the transactions contemplated hereby.

                  "PERMITTED LIENS" shall mean (i) statutory liens of landlords, carriers, warehousemen, mechanics, materialmen or suppliers incurred in the ordinary course of business and securing amounts not yet due or declared to be due by the claimant thereunder, (ii) liens or security interests in favour of LaSalle, (iii) liens to secure Permitted Inter-Company Debt, (iv) zoning restrictions and easements, rights of way, licenses, covenants and other restrictions affecting the use of real property that do not individually or in the aggregate have a material adverse effect on the ability of the owner or user thereof to use such real property for its intended purpose in connection with its business, (v) liens and prior claims securing the payment of taxes or other governmental charges not yet delinquent or being contested in good faith and by appropriate proceedings, (vi) liens securing a purchase money obligation or liens incurred or deposits made in the ordinary course of business in connection with capitalized leases for purchase of, and in each case applying only to, Equipment permitted as Capital Expenditures under SUBSECTION 10(o)(iii), the documents relating to such liens to be in form and substance acceptable to LaSalle, (vii) deposits to secure performance of bids, trade contracts, leases and statutory obligations (to the extent not excepted elsewhere herein); (viii) liens set forth on SCHEDULE C or specifically permitted by LaSalle in its sole discretion and in writing from time to time; (ix) any lien arising out of the refinancing, extension, renewal or refunding of any indebtedness secured by a lien permitted by any of the foregoing SECTIONS (i) THROUGH (viii) inclusive; provided, that (A) such indebtedness is not secured by any additional assets, and (B) the amount of such indebtedness is not increased, (x) pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation, (xi) rights of setoff, banker's lien and other similar rights arising solely by operation of law, and (xii) liens subordinated to the liens and security interests described in (ii) above by agreements satisfactory in form and substance to LaSalle in its absolute discretion.

                  "PERSON" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or foreign or local government (whether federal, provincial, county, city, municipal or otherwise), including, without limitation, any instrumentality, division, agency, body or department thereof.

                  "PRIME RATE" shall mean the floating annual rate of interest established from time to time by ABN AMRO Bank N.V., Canada Branch as the reference rate for determining interest rates on commercial loans made in Canada in the lawful currency of Canada and designated as its prime rate; provided that under no circumstances shall the Prime Rate be less than the market bid rate determined by LaSalle as the average of bid rates for 30 day Canadian dollar bankers' acceptances that appear on the Reuters Screen CDOR Page at 10:00 a.m. (Toronto time) on the applicable day plus one and one half percent (1.5%) per annum. The Prime Rate is not intended to be the lowest or most favourable rate of LaSalle in effect at any time. It shall vary from time to time as determined by ABN AMRO Bank N.V., Canada Branch.

                  "PRIME RATE LOAN" shall mean a Loan in the lawful currency of Canada that bears interest based on the Prime Rate. "PRIME RATE REVOLVING LOAN" shall mean a Revolving Loan that is a Prime Rate Loan.

                  "RELEASE" shall mean any releasing, spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping, in each case as defined in Environmental Laws, and shall include any threatened Release, as defined in Environmental Laws; provided that in the event that any Environmental Law is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment.

                  "REVOLVING CREDIT COMMITMENT" shall mean Fifteen Million Canadian Dollars (Cdn. $15,000,000), or such lower amount as may from time to time be applicable after taking into account any reductions to the Revolving Credit Commitment as set out in SUBSECTION 8(b).

                  "REVOLVING LOANS" shall have the meaning ascribed thereto in SUBSECTION 2(a) hereof.

                  "REVOLVING NOTE" shall mean the revolving promissory note executed by the Borrower in favour of LaSalle pursuant to SUBSECTION 2(d)(ii) in substantially the form of EXHIBIT 2(d)(ii) hereto.

                  "SECURITY" shall have the meaning ascribed thereto in SECTION 5 hereof.

                  "SECURITY AGREEMENT" shall mean any security agreement executed by the Borrower or any other Loan Party from time to time regarding the pledge and grant of mortgages, charges, assignments, hypothecs, pledges and security interests to LaSalle of Collateral.

                  "SPOT RATE" shall mean in respect of a currency, the rate determined by LaSalle by reference to applicable currency markets to be the spot rate for the purchase by LaSalle of such currency with another currency through its main Toronto branch at approximately 11:00 a.m. (Toronto time) on the date as of which the foreign exchange computation is made; provided that if at the time of any such determination, no such spot rate can be reasonably quoted, LaSalle may use any method as it deems applicable to determine such rate hereunder, and such determination shall be conclusive absent manifest error.

                  "STATUTORY PAYABLES REPORT" shall have the meaning ascribed thereto in SUBSECTION 7(b)(ii).

                  "SUBORDINATED DEBT" shall mean all indebtedness of the Borrower to CommScope, and all successors and assigns, pursuant to the Subordinated Unsecured Note, as amended, extended, restated or otherwise modified from time to time, but only with the prior written consent of LaSalle.

                  "SUBORDINATED UNSECURED NOTE" shall mean the subordinated unsecured note dated the date hereof made by the Borrower in favour of CommScope in the principal amount of Two Million Two Hundred Thousand U.S. Dollars (U.S.$2,200,000).

                  "TYPE" shall mean, with respect to any Loan, whether such Loan is a Prime Rate Loan or a U.S. Base Rate Loan.

                  "UNITED STATES" or "U.S." shall mean the United States of America.

                  "UNITED STATES DOLLARS" or "U.S. DOLLARS" shall mean the lawful currency of the United States.

                  "U.S. BASE RATE" shall mean the floating annual rate of interest established from time to time by ABN AMRO Bank N.V., Canada Branch as the reference rate for determining interest rates on commercial loans made in Canada in U.S. Dollars and designated as its U.S. Base Rate. The U.S. Base Rate is not intended to be the lowest or most favourable rate of LaSalle in effect at any time. It shall vary from time to time as determined by ABN AMRO Bank N.V., Canada Branch.

                  "U.S. BASE RATE LOAN" shall mean a Revolving Loan in U.S. Dollars that bears interest based on the U.S. Base Rate.

(b)               Accounting Terms and Definitions.

                  Unless otherwise defined or specified herein, all defined terms in SUBSECTION 1(a) as used in this Agreement shall have the meanings set out in such subsection, and all accounting terms used in this Agreement shall be construed in accordance with GAAP, applied on a basis consistent in all material respects with the financial statements delivered by the Borrower to LaSalle on or before the Closing Date. All accounting determinations for purposes of determining compliance with the financial covenants contained in SUBSECTION 10(o) shall be made in accordance with GAAP as in effect on the Closing Date and applied on a basis consistent in all material respects with the audited financial statements delivered to LaSalle by the Borrower on or before the Closing Date. The financial statements required to be delivered hereunder from and after the Closing Date, and all financial records, shall be maintained in accordance with GAAP. If GAAP shall change from the basis used in preparing the audited financial statements delivered to LaSalle by the Borrower on or before the Closing Date, the certificates required to be delivered pursuant to SUBSECTION 7(d) demonstrating compliance with the covenants contained herein shall include, upon the request of LaSalle, calculations setting forth the adjustments necessary to demonstrate how the Borrower is in compliance with the financial covenants based upon GAAP as in effect on the Closing Date. References herein to sections and subsections hereof shall include such sections and subsections as amended or modified.

2.                LOANS AND LETTERS OF CREDIT

                  Subject to the terms and conditions of this Agreement and the Other Agreements, absent the existence of a Default:

(a)               Revolving Loans.

                  LaSalle shall make such revolving loans and advances requested as part of the revolving facilities hereunder (the "REVOLVING LOANS") in whatever Type, to or for the account of the Borrower as the Borrower shall from time to time request, in accordance with the terms hereof. Subject to the provisions hereof requiring earlier repayment, all Revolving Loans shall be repaid in full upon the earlier to occur of (i) the Maturity Date; (ii) the date this Agreement is terminated by the Borrower pursuant to SUBSECTION 8(b); and
(iii) their acceleration pursuant to SECTION 13 of this Agreement. If at any time the outstanding aggregate principal balance of the Revolving Loans made to the Borrower exceeds any limit expressed herein (whether or not such excess results from any change in exchange rates between U.S. Dollars and Canadian Dollars), the Borrower shall immediately, and without the necessity of a demand by LaSalle, pay to LaSalle (or cause to be paid to LaSalle) such amount as may be necessary to eliminate such excess, and LaSalle shall apply any such payment to it against the outstanding principal balance of the Revolving Loans as it may determine in its sole discretion. In particular, if at any time the sum of the L/C Liabilities and the outstanding principal balance of the Loans, expressed as the Canadian Dollar Equivalent Amount thereof, exceeds the Aggregate Commitment or the amount of Revolving Loans, expressed as the Canadian Dollar Equivalent Amount thereof, exceeds the amount of the Borrowing Base, the Borrower shall immediately pay to LaSalle such amount as may be necessary to eliminate such excess, and LaSalle shall apply such payment in such order as LaSalle shall determine in its sole discretion. The Borrower hereby authorizes LaSalle to charge any of the Borrower's accounts to make any payments, whether of principal, interest or otherwise, required by this Agreement.

(b)               Margin and Other Requirements:  Revolving Loans.

                  LaSalle shall make Revolving Loans to the Borrower in U.S. Dollars by way of U.S. Base Rate Loans and/or in Canadian Dollars by way of Prime Rate Loans. The Canadian Dollar Equivalent Amount of all such Revolving Loans outstanding at any time shall not exceed the lesser of the following:

                  (i) the sum of the following amounts at such time expressed as the Canadian Dollar Equivalent Amount thereof:

                           A. an amount in LaSalle's discretion up to eighty-five percent (85%) of the face amount (not including any interest component) of Eligible Accounts; plus

                           B. an amount in LaSalle's discretion up to the lesser of (y) fifty percent (50%) of the value of Eligible Inventory, calculated on the basis of the lower of cost on purchase from an independent third party not related to the Borrower or any other Loan Party (determined on a basis consistent with the basis used as at the date of the most recent financial statements heretofore delivered to LaSalle by the Borrower and not, for greater certainty, including any profit component when purchased from a related party) or market value on a first-in, first-out basis; and (z) eighty percent (80%) of the Orderly Liquidation Value of Eligible Inventory (as reflected in the semi-annual inventory appraisal); provided that the amount as calculated under this SUBSECTION 2(b)(i)B at any time shall not exceed Five Million Canadian Dollars (Cdn. $5,000,000) in the aggregate; minus

                           C. an amount not less than one hundred percent (100%), less a percentage equal to the percentage in SUBSECTION 2(b)(i)(B)(y) to the extent that percentage applies, and the equivalent to that percentage to the extent SUBSECTION 2(b)(i)(B)(z) applies, of outstanding documentary L/C Liabilities relating to the purchase of Eligible Inventory; minus

                           D. such reserve amount(s) as LaSalle elects to establish from time to time in the exercise of its sole discretion including, without limitation, reserves in respect of Dilution where such Dilution equals or exceeds five percent (5%) at any time, reserves in respect of rebate accruals, and reserves for potential preferential creditor items (including, without limitation, if needed in LaSalle's sole discretion, amounts in respect of suppliers' repossession rights pursuant to the Bankruptcy and Insolvency Act (Canada) or similar suppliers' rights in Quebec pursuant to the Quebec Civil Code, and amounts in respect of payments that may become owing to landlords and warehousemen that have not entered into an agreement with LaSalle satisfactory to LaSalle); minus

                           E.    the amount of Hedging Reserves; and minus

                           F. the L/C Liabilities (other than in respect of documentary Letters of Credit for which provision is made in SUBSECTION 2(b)(i)C) hereof; and

                  (ii) the Revolving Credit Commitment minus the aggregate of all then outstanding L/C Liabilities.

(c)               Foreign Exchange Contracts.

                  All foreign exchange contracts (including hedging and futures contracts as well as option agreements) are available to the Borrower only in LaSalle's absolute discretion, and shall not, in any case, be for a term longer than twelve (12) months and the aggregate nominal value of all such foreign exchange contracts shall not at any time exceed Two Million Canadian Dollars (Cdn. $2,000,000).

(d)               Loan Accounts.

                  (i) The accounts or records maintained by LaSalle shall be conclusive evidence, absent manifest error, of the amount of the Loans made by LaSalle to the Borrower, and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Loans.

                  (ii)     The Borrower shall execute and deliver to LaSalle a
                           Note in respect of Revolving Loans.

(e)               Letters of Credit.

                  Subject to the terms and conditions of this Agreement and the Other Agreements, LaSalle shall, absent the existence of a Default, from time to time issue or cause the issuance of, upon the Borrower's request, Letters of Credit in Canadian Dollars; provided, that the aggregate amount of all outstanding L/C Liabilities shall at no time exceed the lesser of:

                  (i)      One Million Canadian Dollars (Cdn. $1,000,000); and

                  (ii) the Revolving Credit Commitment, less the Canadian Dollar Equivalent Amount of all then outstanding Revolving Loans,

and provided, further that such Letters of Credit shall be in form and substance acceptable to LaSalle in its sole discretion, and shall not have an expiry date more than 365 days from the date of issuance or beyond the term of this Agreement. Documentary Letters of Credit shall be available only for the purchase of Eligible Inventory. The Borrower's reimbursement obligation in respect of the Letters of Credit shall automatically reduce, in accordance with SUBSECTION 2(b), the amount which the Borrower may borrow based upon the Revolving Credit Commitment. Any unreimbursed payment made by LaSalle to any Person on account of any Letter of Credit shall constitute a Revolving Loan hereunder, in the case of any unreimbursed payments in U.S. Dollars as a U.S. Base Rate Loan, and in the case of any unreimbursed payments in Canadian Dollars as a Prime Rate Loan.

3.                INTEREST, FEES AND CHARGES

(a)               Rates of Interest.

                  Interest accrued on all Loans shall be due and be paid by the Borrower on the earliest of: (i) the last day of each month (for such month), computed through the immediately preceding day; (ii) the date of acceleration following the occurrence of an Event of Default in consequence of which LaSalle elects to accelerate their maturity and payment; or (iii) termination of this Agreement pursuant to SECTION 8 hereof. Interest shall accrue on the principal amount of the Revolving Loans made to the Borrower outstanding at the end of each day at a fluctuating rate per annum equal to one and one-half percent (1.5%) above both the Prime Rate and U.S. Base Rate in the case of Prime Rate Loans and U.S. Base Rate Loans respectively. The rate of interest payable on Prime Rate or U.S. Base Rate Loans shall increase or decrease by an amount equal to any increase or decrease in the Prime Rate or U.S. Base Rate, effective as of the opening of business on the day that any such change in the Prime Rate or U.S. Base Rate occurs. Upon and following the occurrence of an Event of Default, and during the continuation thereof, the principal amount of all Loans shall bear interest payable on demand at a rate per annum equal to the rate of interest then in effect under this SUBSECTION 3(a) plus two percent (2%) per annum.

(b)               Computation of Interest and Fees.

                  Interest hereunder shall be determined daily, and calculated monthly not in advance, both before and after default and judgment. In the case of U.S. Base Rate Loans, interest shall be computed on the actual number of days elapsed over a year consisting of three hundred and sixty (360) days. In the case of Prime Rate Loans, interest shall be computed on the actual number of days elapsed over a year consisting of three hundred and sixty-five (365) days. For the purpose of the Interest Act (Canada) only, the yearly rate of interest to which any rate for a period less than a year is equivalent is such rate, divided by the number of days in such period, and multiplied by the actual number of days in the year. Notwithstanding any other provision hereof, all determinations and calculations of interest rates and amounts hereunder by LaSalle shall be conclusive absent (in the case of any calculation of an amount based on a particular rate) manifest mathematical error in calculating such amount. For the purpose of computing interest hereunder, all items of payment received by LaSalle shall be deemed applied by LaSalle on account of the related Loan (subject to final payment of such items) upon receipt by LaSalle of good funds in LaSalle's account located in Toronto, Ontario.

(c)               Maximum Interest.

                  It is the intent of the parties that the rate of interest and the other charges under this Agreement shall be lawful; therefore, if for any reason the interest or other charges payable under this Agreement are found by a court of competent jurisdiction, in a final determination, to exceed the limit which LaSalle may lawfully charge, then the obligation to pay interest and other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to the payor thereof.

(d)               Commitment Fee.

                  The Borrower shall pay to LaSalle a non-refundable commitment fee of One Hundred Fifty Thousand Canadian Dollars (Cdn. $150,000), Fifty Thousand Canadian Dollars (Cdn. $50,000) of which has been received by LaSalle, and the remainder of which is due on the Closing Date.

(e)               Unused Line Fee.

                  The Borrower shall pay to LaSalle at the end of each month, in arrears, an unused line fee equal to one-quarter of one percent (.25%) per annum on the daily average amount by which the Revolving Credit Commitment exceeds the sum of the outstanding principal balance of the Revolving Loans and the L/C Liabilities, all as defined in this Agreement and all expressed as the Canadian Dollar Equivalent Amount. The unused line fee shall accrue from the Closing Date until the last day of the term of this Agreement as set out in SUBSECTION 8(a) hereof.

(f)               Examination and Appraisal Fees.

                  In addition to the costs and expenses described in SUBSECTION 10(p) hereof, the Borrower shall pay to LaSalle an examination fee equal to Eight Hundred Fifty Canadian Dollars (Cdn. $850) per person per day for any audit, inspection or other activity described in the first sentence of SUBSECTION 10(c) hereof and conducted or undertaken before or after the date of this Agreement, plus all out-of-pocket expenses incurred by LaSalle including, without limitation, travel expenses, payable as incurred.

(g)               Capital Adequacy Charge.

                  If LaSalle shall have determined that the adoption of any law, rule or regulation regarding capital adequacy, or any change therein or in the interpretation or application thereof, or compliance by LaSalle with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or governmental authority enacted after the Closing Date, does or shall have the effect of reducing the rate of return on LaSalle's capital as a consequence of its obligations hereunder to a level below that which LaSalle could have achieved but for such adoption, change or compliance (taking into consideration LaSalle's policies with respect to capital adequacy) by a material amount, then from time to time, after submission by LaSalle to the Borrower of a written demand therefor (the "CAPITAL ADEQUACY DEMAND") together with the certificate described below, the Borrower shall pay to LaSalle such additional amount or amounts (the "CAPITAL ADEQUACY CHARGE") as will compensate LaSalle for such reduction in respect of its Loans hereunder. A certificate of LaSalle claiming entitlement to payment as set forth above shall be conclusive in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such reduction, the amount of the Capital Adequacy Charge to be paid to LaSalle, and the method by which such amount was determined. In determining such amount, LaSalle may use any averaging and attribution method, applied on a non-discriminatory basis.

(h)               Letter of Credit Fees.

                  The Borrower shall pay to LaSalle a standby Letter of Credit fee equal to three percent (3.0%) per annum on the face amount of each standby Letter of Credit issued for the account of the Borrower, which fee shall be payable upon and as a condition of issuance thereof and shall be based on its term to maturity; provided, however that such fees in respect of standby Letters of Credit shall not be less than One Hundred and Fifty Canadian Dollars (Cdn. $150) per item. The Borrower shall pay to LaSalle a documentary Letter of Credit fee equal to one percent (1.0%) per annum on the face amount of each documentary Letter of Credit issued for the account of the Borrower, which fee shall be payable upon and as a condition of the issuance thereof and shall be based on its term to maturity; provided, however that such fees in respect of each documentary Letter of Credit shall not be less than One Hundred and Fifty Canadian Dollars (Cdn. $150). The Borrower shall also pay to LaSalle its standard costs and expenses with respect to standby and documentary Letters of Credit and shall also pay, on demand, the normal and customary administrative charges for issuance, amendments, negotiation, renewal or extension of any documentary Letters of Credit imposed by any correspondent bank issuing such documentary Letters of Credit.

4.                LOAN ADMINISTRATION

(a)               Loan Requests.

                  A request for a Loan shall be made or shall be deemed to be made, each in the following manner: (i) the Borrower shall give LaSalle same day notice, no later than 12:00 noon (Toronto time) on such day, of its intention to borrow a Prime Rate Loan or U.S. Base Rate Loan, which notice shall be substantially in the form of EXHIBIT 4(a) hereto (each a "NOTICE OF BORROWING"), provided, however, that no such request may be made at a time when there exists a Default or an Event of Default; and (ii) the coming due of any amount required to be paid under this Agreement or any Note, whether on account of interest or for any other liability, shall be deemed irrevocably to be a request for a Prime Rate Loan or U.S. Base Rate Loan as applicable on the due date thereof in the amount required to pay such interest or other liability. As an accommodation to the Borrower, LaSalle may permit telephone requests for Loans and electronic transmittal of instructions, authorizations, agreements or reports to LaSalle. Unless the Borrower specifically directs LaSalle in writing not to accept or act upon telephonic or electronic communications, LaSalle shall have no liability to the Borrower for any loss or damage suffered as a result of LaSalle's honouring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to LaSalle by the Borrower and LaSalle shall have no duty to verify the origin of any such communication or the authority of the Person sending it. Each Notice of Borrowing shall be irrevocable by and binding on the Borrower. The

Borrower, at its option, may choose Prime Rate Loans or U.S. Base Rate Loans for Revolving Loans.

(b)               Letter of Credit Requests.

                  Each Letter of Credit shall be issued upon the irrevocable written request of the Borrower (each a "LETTER OF CREDIT REQUEST") at least three (3) Business Days prior to the proposed date of issuance. Each Letter of Credit Request shall be sent by facsimile, confirmed immediately in writing, in the form of a Letter of Credit application satisfactory to LaSalle in its absolute discretion, and shall specify in form and detail satisfactory to
LaSalle: (i) the proposed date of issuance of the Letter of Credit (which shall be a Business Day); (ii) the face amount of the Letter of Credit; (iii) the expiry date of the Letter of Credit ; (iv) the name and address of the beneficiary thereof. Each Letter of Credit Request shall be accompanied by an application and indemnity in form and substance satisfactory to LaSalle in its absolute discretion.

(c)               Disbursement.

                  The Borrower hereby irrevocably authorizes LaSalle to disburse the proceeds of each Loan requested by the Borrower, or deemed to be requested by the Borrower and to be disbursed or paid by LaSalle, as follows: (i) the proceeds of each Loan requested under SUBSECTION 4(a)(i) and to be disbursed or paid by LaSalle, shall be disbursed by LaSalle in Canadian Dollars or U.S. Dollars as applicable in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from the Borrower, and in the case of each subsequent borrowing, by wire transfer or otherwise to such bank account as may be agreed upon by the Borrower and LaSalle from time to time; and (ii) the proceeds of each Revolving Loan deemed requested under SUBSECTION 4(a)(ii) shall be disbursed by LaSalle by way of direct payment of the relevant interest or other liability.

5.                SECURITY

                  Security. As security for the payment of all Liabilities and for the payment or other satisfaction of all other indebtedness and liabilities of the Borrower, the Borrower agrees to deliver or cause to be delivered to LaSalle each of the following (collectively, the "SECURITY"):

(a) Debenture and Hypothec each in the principal amount of $20,000,000 in favour of LaSalle by the Borrower charging all present and future property, assets and undertaking of the Borrower;

(b) Charge/Mortgage of Land (or equivalent in provinces other than Ontario) in the principal amount of $20,000,000 in favour of LaSalle by the Borrower (with debenture attached) and registered on title to the Leasehold Property in respect of the charge of the Borrower's leasehold interest therein.

(c) Delivery Agreement in favour of LaSalle by the Borrower in respect of its Debenture;

(d) Security under Section 427 of the Bank Act from the Borrower in favour of and in the forms provided by LaSalle including, without limitation, a notice of intention, an agreement to give security, an application for credit and promise to give security, etc. and a grant of security under section 427;

(e) Guarantee by the Guarantor in favour of LaSalle in respect of all Liabilities;

(f) General Security Agreement charging all present and future property, assets and undertaking of the Guarantor;

(g) Assignments of Insurance Monies which may become payable in respect of the property of each of the Borrower and the Guarantor (as acknowledged by the insurer) in favour of LaSalle, subject to any assignment of insurance monies in favour of the Business Development Bank of Canada ("BDC") in relation to the BDC Equipment, to the extent of any amounts secured by the BDC Equipment;

(h) Pledge Agreement by the Borrower in favour of LaSalle pledging all of its holdings in the capital of the Guarantor;

(i) Stock Transfer Powers by the Borrower in favour of LaSalle in respect of the pledge agreement;

(j) Share Certificates representing 100% interest in the Guarantor delivered by the Borrower to LaSalle; and

(k) such other security and supporting documents, certificates or instruments in respect of the Borrower and the Guarantor (including third party postponement and subordinations, landlord and mortgagee waivers) as may be required by LaSalle from time to time.

6.                COLLECTIONS

(a)               Blocked Accounts and Lock Boxes.

                  Until a notice is received by the Borrower as provided hereinafter, each of the Borrower and the Guarantor shall collect and enforce all of its Accounts. In furtherance thereof, each of the Borrower and the Guarantor shall direct all electronic payments on Accounts to be made directly to LaSalle at the location specified by LaSalle, and shall establish U.S. Dollar and/or Canadian Dollar accounts (each a "BLOCKED ACCOUNT") in LaSalle's name with a financial institution acceptable to LaSalle, into which they will immediately deposit all other payments received by them (including all payments made for Inventory or services sold or rendered), in the identical form in which such payments were made, whether by cash or cheque. At and following such time as LaSalle, in its sole discretion, so notifies the Borrower, each of the Borrower and the Guarantor shall direct all of its Account Debtors to make all payments on the Accounts directly to a post office box (each a "LOCK BOX") with a financial institution acceptable to, and in the name and under exclusive control of, LaSalle. All payments received in the Lock Box shall be deposited in the appropriate Blocked Account. If the Borrower, any affiliate or subsidiary corporation of the Borrower, or any shareholder, officer, director, employee or agent of the Borrower or any affiliate or subsidiary corporation, or any other Person acting for or in concert with the Borrower shall receive any monies, cheques, notes, drafts or other payments relating to or as proceeds of Accounts or other Collateral, the Borrower and each such Person shall receive all such items in trust for, and as the sole and exclusive property of, LaSalle and, immediately upon receipt thereof, shall remit the same (or cause the same to be remitted) in kind to the appropriate Blocked Account. Each financial institution with which a Lock Box and Blocked Account are established shall acknowledge and agree, in a manner satisfactory to LaSalle, that the amounts on deposit in such Lock Box and Blocked Account are the sole and exclusive property of LaSalle, that such financial institution has no right to set off against such Lock Box or Blocked Account or against any other account maintained by such financial institution into which the contents of such Blocked Account are transferred, and that such financial institution shall wire, or otherwise transfer in immediately available funds in a manner satisfactory to LaSalle, funds deposited in the Blocked Account on a daily basis as such funds are collected. Each of the Borrower and the Guarantor agrees that all payments made to each Blocked Account or otherwise received by LaSalle, whether in respect of the Accounts of the Borrower or as proceeds of other Collateral or otherwise, will be applied on account of the Liabilities in accordance with the terms of this Agreement. The Borrower agrees to pay all fees, costs and expenses which the Borrower incurs in connection with opening and maintaining a Lock Box and Blocked Accounts. All of such fees, costs and expenses which remain unpaid by the Borrower pursuant to any Lock Box or Blocked Account agreement, to the extent same shall have been paid by LaSalle hereunder, shall constitute Revolving Loans hereunder, shall be payable to LaSalle by the Borrower upon demand, and, until paid, shall bear interest at the highest rate then applicable to the Revolving Loans hereunder. All cheques, drafts, instruments and other items of payment or proceeds of Collateral delivered to LaSalle in kind shall be endorsed by the Borrower or the Guarantor (as applicable) to LaSalle, and, if that endorsement of any such item shall not be made for any reason, LaSalle is hereby irrevocably authorized to endorse the same on their behalf. For the purpose of this paragraph, each of the Borrower and the Guarantor irrevocably hereby makes, constitutes and appoints LaSalle (and all Persons designated by LaSalle for that purpose) as its true and lawful attorney and agent-in-fact (i) to endorse its name upon said items of payment and/or proceeds of Collateral and upon any Chattel Paper, document, instrument, invoice or similar document or agreement relating to any Account or goods pertaining thereto; (ii) to take control in any manner of any item of payment or proceeds thereof; (iii) to have access to any lock box or postal box into which any of the Borrower's or the Guarantor's mail is deposited; and (iv) open and process all mail addressed to the Borrower or the Guarantor and deposited therein; provided, however, that LaSalle shall not exercise any such powers described in SUBPARAGRAPHS (i), (ii) (except for routine Lock Box payments/proceeds or through any Blocked Account), (iii) AND (iv) unless and until an Event of Default has occurred.

(b)               Rights of LaSalle.

                  LaSalle may, at any time after the occurrence of an Event of Default, and from time to time thereafter, whether before or after notification to any Account Debtor and whether before or after the maturity of any of the Liabilities, (i) enforce collection of any of the Borrower's or the Guarantor's Accounts or contract rights by suit or otherwise; (ii) exercise all of the Borrower's and the Guarantor's rights and remedies with respect to proceedings brought to collect any Accounts; (iii) surrender, release or exchange all or any part of any Accounts of the Borrower or the Guarantor, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder; (iv) sell or assign any Account of the Borrower or the Guarantor upon such terms, for such amount and at such time or times as LaSalle deems advisable; (v) prepare, file and sign the Borrower's or the Guarantor's name on any proof of claim in bankruptcy or other similar document against any Account Debtor indebted on an Account of the Borrower or the Guarantor; and (vi) do all other acts and things which are necessary, in LaSalle's sole discretion, to fulfill the Borrower's and the Guarantor's obligations under this Agreement and to allow LaSalle to collect the Accounts. In addition to any other provision hereof, LaSalle may at any time on or after the occurrence of an Event of Default, at the Borrower's expense, notify any parties obligated on any of the Accounts of the Borrower or the Guarantor to make payment directly to LaSalle of any amounts due or to become due thereunder.

(c)               Application of Collections.

                  LaSalle shall, upon receipt by LaSalle at its office in Toronto, Ontario of cash or other immediately available funds from collections of items of payment and proceeds of any Collateral, apply the whole or any part of such collections or proceeds against the Liabilities in such order as LaSalle shall determine in its sole discretion.

(d)               Dealings by LaSalle.

                  In its sole credit judgment, without waiving or releasing any obligation, liability or duty under this Agreement or the Other Agreements or any Event of Default, at any time or times hereafter, LaSalle may (but shall not be obligated to) pay, acquire or accept an assignment of any security interest, lien, encumbrance or claim asserted by any Person in, upon or against the Collateral. All sums paid by LaSalle in respect thereof and all costs, fees and expenses (including, without limitation, legal fees and disbursements (on a solicitor-client basis) for both inside and outside counsel, all court costs and all other charges relating thereto) incurred by LaSalle shall constitute Revolving Loans, payable by the Borrower to LaSalle on demand and, until paid, shall bear interest at the highest rate then applicable to Revolving Loans hereunder.

(e)               Receipts by Borrower.

                  Immediately upon the Borrower's or the Guarantor's receipt of any portion of the Collateral consisting of an agreement, Instrument, Document of Title or Chattel Paper, the Borrower shall deliver or cause to be delivered the original thereof to LaSalle together with an appropriate endorsement or other specific evidence of assignment thereof to LaSalle (in form and substance acceptable to LaSalle). If an endorsement or assignment of any such items shall not be made for any reason, LaSalle is hereby irrevocably authorized, as the Borrower's and the Guarantor's attorney and agent-in-fact, to endorse or assign the same on the Borrower's or the Guarantor's behalf, as applicable.

7.       SCHEDULES AND REPORTS

(a)      Activity Reports.

         The Borrower shall deliver to LaSalle prior to any Borrowing, and in any event not less frequently than weekly (subject to more frequent reporting at the discretion of LaSalle) by telefacsimile at an address and number advised by LaSalle from time to time, a report, substantially in the form of EXHIBIT 7(a) hereto, of the Borrower's invoice activity and details of credit memos and credit notes issued by the Borrower, and a schedule showing cash receipts, all for the previous week or lesser period.

(b)      Borrowing Base Certificate.

         Within twenty (20) days after the close of each calendar month, and at such other times as may be requested by LaSalle from time to time hereafter, the Borrower shall deliver to LaSalle a certificate for such month, which shall include calculations of the Borrowing Base (excluding reserves but including calculations of Eligible Accounts and Eligible Inventory) (a "BORROWING BASE CERTIFICATE"), and shall also deliver to LaSalle (and electronically to Collateral Services Inc. in the case of accounts payable and Accounts trial balances) (i) an aged trial balance of the Borrower's and the Guarantor's accounts payable as of the end of such month, together with a listing of any cheques prepared but not sent in respect of any accounts payable (ii) a report substantially in the form of EXHIBIT 7(b)(ii) hereto in respect of all statutory payables coming due during such month from the Borrower and the Guarantor, identifying all such payables by type and amount and indicating date of payment of each, such payables to include unemployment insurance, Canada Pension Plan and income tax employee withholdings, goods and services and retail sales taxes, and all other payables in respect of which any statutory lien or trust arises (a "STATUTORY PAYABLES REPORT"), and (iii) a trial balance and declaration certificate identifying by age each Account of the Borrower and the Guarantor, a reconciliation thereof to the above Borrowing Base calculations, and copies of the invoices when requested by LaSalle (with evidence of shipment attached) pertaining to each such Account, for the month (or other applicable period) immediately preceding. At such times as may be requested by LaSalle from time to time hereafter, the Borrower shall deliver or cause to be delivered to LaSalle;
(x) copies of all account statements received in respect of its chequing and any other accounts held with any financial institution; (y) such additional schedules, certificates, reports and information with respect to the Collateral as LaSalle may from time to time require and (z) a collateral assignment of any or all items of Collateral. LaSalle, through its officers, employees or agents, shall have the right, at any time and from time to time in LaSalle's name, in the name of a nominee of LaSalle or in the Borrower's or the Guarantor's name, to verify the validity, amount or any other matter relating to any of their Accounts, by mail, telephone, telegraph or otherwise. The Borrower shall reimburse LaSalle, on demand, for all costs, fees and expenses incurred by LaSalle in this regard.

(c)      Inventory Reports.

         Without limiting the generality of the foregoing, the Borrower shall deliver to LaSalle, at least once a month within twenty (20) days after the close of each month (or more frequently when requested by LaSalle), a report with respect to the Borrower's and the

Guarantor's Inventory (including a warehouse month end stock status report if applicable), including a reconciliation thereof to the above Borrowing Base calculations, a reconciliation of any perpetual inventory report to the general ledger, a calculation of slow moving and obsolete Inventory values and an inventory declaration in form and substance satisfactory to LaSalle in its absolute discretion. The Borrower shall immediately notify LaSalle of any event causing loss or depreciation in value of the aforesaid Inventory.

(d)      Financial Reports.

         The Borrower agrees to deliver to LaSalle the following financial information, all of which shall be prepared in accordance with GAAP consistently applied: (i) no later than thirty (30) days after the end of each calendar month, copies of internally prepared financial statements of the Borrower and the Guarantor (individually and on a consolidating and consolidated basis) on a monthly and year-to-date basis with a comparison to the prior year and budget including, without limitation, balance sheets and statements of income, retained earnings and cash flow certified by the chief financial officer of the Borrower and accompanied by a Financial Reporting Certificate, (ii) no later than sixty
(60) days before the end of the Borrower's fiscal year, a detailed budget and statement of cash flow projections for it and the Guarantor during the following fiscal year, in such detail as LaSalle may require, and (iii) no later than one hundred twenty (120) days after the end of the Borrower's fiscal year, annual audited financial statements (of the Borrower on a consolidated basis) certified by independent chartered accountants satisfactory to LaSalle and unaudited financial statements of the Guarantor, together with such accountants' report thereon to management if such is made. LaSalle confirms that the accounting firm of Kraft, Berger, Grill, Schwartz, Cohen and March LLP is acceptable for the purposes of this subsection.

(e)      Authorized Officer.

         Unless otherwise provided for herein, all schedules, certificates, reports and assignments and other items delivered by the Borrower to LaSalle hereunder shall be executed by an Authorized Officer and shall be in such form and contain such information as LaSalle shall request. The Borrower shall deliver or cause to be delivered from time to time such other schedules and reports pertaining to the Collateral, and all such other financial information, as LaSalle may request.

8.       TERMINATION

(a)      Survival of Security Interests, Liens, etc.

         This Agreement shall be in effect from the date hereof until the earlier of: (i) the Maturity Date; (ii) the date this Agreement is terminated by the Borrower pursuant to SUBSECTION 8(b); and (iii) in the event the due date of the Liabilities is accelerated pursuant to SECTION 13 hereof, the date thereafter that the Liabilities are paid in full, provided, however, that the security interests and liens created under this Agreement and the Other Agreements shall survive such termination until the date upon which full and final payment and satisfaction in full of the Liabilities shall have occurred. At such time as the Borrower has repaid all of the Liabilities and this Agreement has terminated, (x) the Borrower shall deliver or cause to be delivered to LaSalle a release, in form and substances satisfactory to LaSalle, of all obligations and liabilities of LaSalle and its officers, directors, employees, agents, parents, subsidiaries and affiliates to the Borrower and the Guarantor, and if the Borrower is obtaining new financing from another lender, the Borrower shall, in accordance with LaSalle's direction, either furnish such security to LaSalle, or deliver such lender's indemnification of LaSalle, in form and substance and with priority satisfactory to LaSalle, as LaSalle determines shall be necessary to secure or indemnify LaSalle, as the case may be, in respect of cheques which LaSalle has credited to the Borrower's account held at LaSalle, but which subsequently are dishonoured for any reason and (y) upon the Borrower's request and upon receipt of the release and indemnification described in SUBPARAGRAPH
(x) above, LaSalle shall deliver to the Borrower a release in form and substance satisfactory to LaSalle.

(b)      Prepayment.

         The Borrower may terminate this Agreement or reduce the amount of the Revolving Credit Commitment before the end of the term hereof, by paying to LaSalle, as a prepayment fee, in addition to the payment of all other Liabilities owing by the Borrower (in the case of any such termination), an amount equal to: (i) three percent (3%) of the amount of the Aggregate Commitment, or of the amount of the applicable reduction in the Revolving Credit Commitment, if this Agreement is terminated or such reduction is made (as applicable) during the first year of the term of this Agreement; (ii) one and one-half percent (1.5%) of the amount of the Aggregate Commitment, or of the amount of the applicable reduction in the Revolving Credit Commitment, if this Agreement is terminated or such reduction is made (as applicable) during the second year of the term of this Agreement; or (iii) one-half percent (.5%) of the amount of the Aggregate Commitment, or of the amount of the applicable reduction in the Revolving Credit Commitment, if this Agreement is terminated or such reduction is made (as applicable) during the third year of the term of this Agreement. Such termination or reduction described above may only take place annually on the anniversary date of this Agreement and upon 30 days prior written notice. In any event, subject to the provisions of SUBSECTION 8(a), this Agreement shall terminate immediately if the Revolving Credit Commitment is reduced to less than Ten Million Canadian Dollars (Cdn. $10,000,000). The Borrower and LaSalle acknowledge and agree that, as a direct and proximate result of the termination of this Agreement under the aforesaid circumstances, or prepayment otherwise, or reduction as aforesaid, LaSalle will suffer a loss in an amount which is difficult to calculate and determine with certainty and, therefore, as a result of the Borrower's and LaSalle's reasonable endeavour to ascertain and agree in advance to the amount necessary to compensate LaSalle for said loss, the Borrower has agreed to pay the aforesaid prepayment and other fees set out herein.

9.       REPRESENTATIONS AND WARRANTIES

         The Borrower hereby makes the following representations, warranties and covenants to LaSalle:

(a) the financial statements delivered or to be delivered by the Borrower to LaSalle at or prior to the date of this Agreement and at all times subsequent thereto accurately reflect the financial condition of the Borrower and each other Loan Party for which such statements are delivered, and since the date of such financial statements delivered to LaSalle most recently prior to the date of this Agreement, no event or condition has occurred which has had, or is reasonably likely to have, a Material Adverse Effect with respect to the Borrower or any other Loan Party;

(b) the office where each of the Borrower and the Guarantor keeps its books, records and accounts (or copies thereof) concerning the Collateral, the Borrower's and the Guarantor's principal place of business and all other places of business, locations of Collateral and post office boxes of the Borrower and the Guarantor are as set forth in SCHEDULE B hereto; the Borrower shall promptly (but in no event less than ten (10) days prior thereto) advise LaSalle in writing of the proposed opening of any new place of business, the closing of any existing place of business, any change in the location of the Borrower's and the Guarantor's books, records and accounts (or copies thereof) or the opening or closing of any post office box of the Borrower or the Guarantor;

(c) SCHEDULE 9(c) contains a complete list of all Equipment of the Borrower and the Guarantor having a purchase price exceeding $10,000 as at the date of this Agreement; the Collateral, including without limitation such Equipment is, and shall be kept, or, in the case of vehicles, based, only at the addresses set forth on SCHEDULE B, and at other locations of which LaSalle has been advised by the Borrower in writing;

(d) no security agreement, financing statement or analogous instrument exists or shall exist with respect to any of the Collateral or any property or asset of a Loan Party other than any security agreement, financing statement or analogous instrument evidencing Permitted Liens;

(e) each Account or item of Inventory which the Borrower and the Guarantor shall, expressly or by implication, request LaSalle to classify as an Eligible Account or as Eligible Inventory, respectively, shall, as of the time when such request is made, conform in all respects to the requirements of such classification as set forth in the respective definitions of Eligible Account and Eligible Inventory and as otherwise established by LaSalle, and communicated to Borrower, from time to time, and the Borrower shall promptly notify LaSalle in writing if any such Eligible Account or Eligible Inventory shall subsequently become ineligible; no Accounts owing from any party related to or affiliated with the Borrower, the Guarantor or any of their respective direct or indirect shareholders, directors, officers or employees is or shall be due and payable more than thirty (30) days after the stated invoice date thereof;

(f) the Borrower is and shall at all times be the lawful owner of all Collateral now purportedly owned or hereafter purportedly acquired by the Borrower, and the Guarantor has good and marketable title to its property charged as security for its guarantee in favour of LaSalle and is and shall at all times be the lawful owner of all of its property and assets now purportedly owned or hereafter purportedly acquired by it, free from all liens, claims, security interests and encumbrances whatsoever, whether voluntarily or involuntarily created and whether or not perfected, other than the Permitted Liens; without limiting the generality of the foregoing, the Acquisition has been completed, all consents, filings and notices required by law to be obtained, made or given in respect thereof have been obtained, made or given and each of the Borrower and the Guarantor has good and marketable title (subject only to Permitted Liens) to the property and assets acquired by it pursuant to the NRG Agreement, a true and complete copy of which has been delivered to LaSalle by the Borrower;

(g) the Borrower and each other Loan Party has the right and power and is duly authorized and empowered to enter into, execute and deliver this Agreement and the Other Agreements to which it is a party and perform its obligations hereunder and thereunder as applicable; their execution, delivery and performance of this Agreement and the Other Agreements does not and shall not conflict with the provisions of any statute, regulation, ordinance or rule of law, or any agreement, contract or other document which may now or hereafter be binding on any of them, and their execution, delivery and performance of this Agreement and the Other Agreements as applicable shall not result in the imposition of any lien or other encumbrance upon any of their property under any existing indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument by which any of them or any of their property may be bound or affected;

(h) except as otherwise disclosed on SCHEDULE 9(h), there are no actions or proceedings which are pending or, to the best of the Borrower's knowledge, threatened against the Borrower or any other Loan Party and the Borrower shall, and shall cause each other Loan Party to, promptly upon becoming aware of any such pending or threatened action or proceeding, give written notice thereof to LaSalle;

(i) the Borrower and each of the other Loan Parties has obtained all licenses, authorizations, approvals and permits required or desirable in their respective businesses, and the Borrower is and shall remain in compliance in all material respects with all applicable federal, provincial, local and foreign statutes, orders, regulations, rules and ordinances (including, without limitation, statutes, orders, regulations, rules and ordinances relating to taxes, employer and employee contributions and similar items, securities, employee retirement and welfare benefits, employee health and safety or environmental matters), the failure to comply with which would have a Material Adverse Effect with respect to the Borrower, and there are no conditions with respect to such licenses, authorizations, approvals and permits that materially affect or restrict the transferability of such licenses, authorizations, approvals and permits;

(j) all written information now, heretofore or hereafter furnished by the Borrower or any other Loan Party to LaSalle is and shall be true and correct as of the date with respect to which such information was or is furnished (except for financial projections, which have been and shall be prepared in good faith based upon reasonable assumptions);

(k) except as otherwise permitted hereby, the Borrower is not conducting, permitting or suffering to be conducted, nor shall it conduct, permit or suffer to be conducted, any activities pursuant to or in connection with which any of the Collateral is now, or will (while any Liabilities remain outstanding) be owned by any affiliate corporation, with the exception of the Guarantor;

(l) the Borrower was formed by amalgamation under the Business Corporations Act (Ontario) on January 1, 1998. The Borrower shall notify LaSalle in writing within ten (10) days of the change of its name or that of any other Loan Party or the use of any tradenames or division names not previously disclosed to LaSalle in writing. The Guarantor is a corporation duly incorporated and subsisting under the laws of Delaware;

(m) with respect to Equipment: (i) subject to Permitted Liens, each of the Borrower and the Guarantor respectively has good and indefeasible and merchantable title to and ownership of its Equipment; (ii) each of the Borrower and the Guarantor respectively shall keep and maintain Equipment in good operating condition and repair and shall make all necessary replacements thereof and renewals thereto so that the value and operating efficiency thereof shall at all times be preserved and maintained, ordinary wear and tear excepted; (iii) neither of the Borrower or the Guarantor has permitted, and they shall not permit, any such items to become a fixture to real estate or an accession to other personal property; (iv) from time to time the Borrower and the Guarantor may sell obsolete, unused or worn out Equipment, so long as the proceeds of disposition in respect of the Equipment not subject to any Permitted Liens having priority over LaSalle's security shall be paid to LaSalle to be applied to such Loans then outstanding as LaSalle shall determine at its discretion; (v) the Borrower, immediately on demand by LaSalle, shall deliver to LaSalle any and all evidence of ownership of, including, without limitation, certificates of title and applications of title to, any of the aforesaid Equipment;

(n) this Agreement and the Other Agreements to which the Borrower or another Loan Party is a party are the legal, valid and binding obligations of the Borrower or such Loan Party as applicable and are enforceable against the Borrower or such Loan Party as applicable in accordance with their respective terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights of creditors generally;

(o) the Borrower and each other Loan Party is solvent, is able to pay its debts as they become due and has capital sufficient to carry on its business, now owns property having a value both at fair valuation and at present fair saleable value greater than the amount required to pay its debts, and will not be rendered insolvent by the execution and delivery of this Agreement or any of the Other Agreements or by completion of the transactions contemplated hereunder or thereunder;

(p) the Borrower is not now obligated, whether directly or indirectly, for any loans (including shareholder loans) or other indebtedness or liability (contingent or otherwise) other than (i) the Liabilities; (ii) indebtedness and liabilities disclosed to LaSalle on SCHEDULE 9(p); (iii) unsecured indebtedness to trade creditors arising in the ordinary course of the Borrower's business and
(iv) unsecured indebtedness arising from the endorsement of drafts and other instruments for collection, in the ordinary course of the Borrower's business. The Borrower is not in arrears in payment of any amount to any supplier of Inventory or any governmental body or agency including, without limitation, amounts owing or to be remitted with respect to employee withholdings for income tax or Canada Pension Plan, goods and services tax or provincial sales taxes.

(q) the Borrower does not own any margin securities, and none of the proceeds of the Revolving Loans hereunder shall be used for the purpose of purchasing or carrying any margin securities or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase any margin securities;

(r) except as otherwise disclosed on SCHEDULE 9(r), the Borrower has no subsidiary corporation or affiliate corporation or divisions, nor is the Borrower engaged in any joint venture or partnership with any other Person;

(s) each of the Borrower and each other Loan Party that is a corporation is duly organized and in good standing in its country, province or state of organization, has and shall at all times have in place a duly constituted board of directors or single director overseeing its affairs, is not and shall not be at any time subject to a unanimous shareholder agreement or declaration affecting the powers of such director or directors, and is duly qualified and in good standing in all provinces or states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary, except for such other provinces or states in which the failure to so qualify would not have a Material Adverse Effect with respect to any of them;

(t) except as disclosed in writing and acceptable to LaSalle, none of the Borrower or any other Loan Party is in default under any material contract, lease or commitment to which it is a party or by which it is bound, nor does the Borrower know of any dispute regarding any contract, lease or commitment which is material to the continued financial success and well-being of any of them;

(u) there are no controversies pending or threatened between the Borrower or any other Loan Party and any of its employees or any union representing any employees, other than employee grievances arising in the ordinary course of business which are not, in the aggregate, likely to have a Material Adverse Effect with respect to the Borrower or such Loan Party. The Borrower and each of the other Loan Parties is in compliance in all material respects with all state, federal and provincial laws respecting employment and employment terms, conditions and practices (including without limitation, in respect of the Guarantor, the Employee Retirement Income Security Act of 1974), except where the failure to so comply would not have a Material Adverse Effect with respect to the Borrower or such Loan Party;

(v) the Borrower possesses, and shall continue to possess, adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, tradestyles and tradenames to continue to conduct its business as heretofore conducted by it, details of all of which are described on
SCHEDULE 9(v);

(w) the Borrower is the registered and beneficial owner of all of the issued and outstanding shares in the capital of the Guarantor, being 10 common shares;

(x) except as disclosed in SCHEDULE 9(x) hereto: (i) the operations and properties of the Borrower and each Loan Party comply with all applicable Environmental Laws except for any non-compliance which would not have a Material Adverse Effect with respect to any of them; (ii) the Borrower and Loan Party and all of their present facilities or operations and properties, as well as to the knowledge of the Borrower and each Loan Party their past facilities or operations and properties, are not subject to any judicial proceeding or administrative proceeding or any outstanding written order or agreement with any Governmental Authority or private party respecting (a) any Environmental Law or;
(b) any Environmental Claim arising from the Release of a Contaminant into the environment; (ii) to the best of the knowledge of the

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                                                                              30

Borrower and each Loan Party, none of their operations or properties is subject to any federal, provincial or state investigation evaluating whether any remedial work is needed to respond to a Release of any Contaminant into the environment in each case which would have a Material Adverse Effect with respect to any of them; (iv) none of the Borrower or any Loan Party nor any predecessor of any of the Borrower or any Loan Party has, to the best of the knowledge of the Borrower and each Loan Party, carried on on the past or present facilities or operations or properties of the Borrower or any of the Loan Parties, any past or present treatment, storage, or disposal of a Hazardous Material, nor have the Borrower or any Loan Party or any prior owner or operator on any of the properties of the Borrower or any Loan Party reported a spill or Release of a Contaminant into the environment in each case which would have a Material Adverse Effect with respect to any of them; (v) none of the Borrower or any Loan Party has been notified that it has any liability in connection with any Release of any Contaminant into the environment in each case which would have a Material Adverse Effect with respect to any of them; (vi) none of the operations or properties, past or present, of the Borrower or any Loan party involve the generation, transportation, treatment or disposal of Hazardous Materials in violation of Environmental Laws in each case which would have a Material Adverse Effect with respect to any of them; (vii) none of the Borrower or any Loan Party have disposed of any Contaminant by placing it in or on the ground or waters of any premises owned, leased or used by any of them and to the knowledge of the Borrower or any Loan Party neither has any lessee, prior owner, prior operator or occupant or other person in each case which would have a Material Adverse Effect with respect to the Borrower or any Loan Party; (viii) no underground storage tanks or surface impoundments are on any properties of the Borrower or any Loan Party; and (ix) to the best of the knowledge of the Borrower and any Loan Party, no lien in favour of any Governmental Authority for (A) any liability under any Environmental Laws, or (B) damages arising from or costs incurred by such Governmental Authority in response to a Release of a Contaminant into the environment, has been filed or attached to the property of the Borrower or any Loan Party;

(y) all employee pension benefit plans are registered under, and in compliance with, all requirements of law, all payments, reports, returns and filings required to be made thereunder have been made and there is no obligation on the part of the Borrower or the Guarantor under any such plan that is in arrears. All such plans have been administered in accordance with their terms and the provisions of applicable law. There are no unfunded liabilities under any such plans and, without limiting the generality of the foregoing, there is no going concern unfunded actuarial liability, past service unfunded actuarial liability or solvency deficiency.

The Borrower represents, warrants and covenants to LaSalle that all representations, warranties and covenants of the Borrower and of any other Loan Party contained in this Agreement or any of the Other Agreements (whether appearing in SECTIONS 9 OR 10 hereof or elsewhere) shall be true at the time of the Borrower's execution of this Agreement, shall survive the execution, delivery and acceptance hereof and thereof by the parties hereto and thereto and the closing of the transactions described herein or related hereto, shall remain true until the repayment in full of all of the Liabilities and termination of this Agreement, and shall be remade by the Borrower and each such Loan Party at the time each Revolving Loan is made pursuant to this Agreement.

10.      COVENANTS

         Until payment or satisfaction in full of all Liabilities and termination of this Agreement, unless the Borrower obtains LaSalle's prior written consent waiving or modifying any of the Borrower's covenants hereunder in any specific instance, the Borrower agrees as follows:

(a) the Borrower shall at all times keep accurate and complete books, records and accounts with respect to all of the Borrower's and the Guarantor's business activities, in accordance with sound accounting practices and GAAP consistently applied, and shall keep such books, records and accounts, and any copies thereof, only at the addresses indicated for such purpose on SCHEDULE B;

(b) the Borrower shall promptly advise LaSalle in writing of any Material Adverse Effect in respect of the Borrower or any other Loan Party or the occurrence of any Default or Event of Default (including without limitation, any default in respect of any of the Subordinated Debt);

(c) LaSalle, or any Persons designated by it, shall have the right, at any time (including, without limitation, through audits scheduled within forty-five
(45) days after the Closing Date and thereafter quarterly and more frequently during the continuance of a Default or Event of Default) to call at the Borrower's and the Guarantor's places of business or at any warehouse or storage facility where property or assets of the Borrower or the Guarantor are located at any times, and, without hindrance or delay, to inspect the Collateral and to inspect, check and make extracts from the Borrower's and the Guarantor's books, records, journals, orders, receipts and any correspondence and other data relating to their business, the Collateral or any transactions between the parties hereto, and shall have the right to make such verification concerning their business as LaSalle may consider reasonable under the circumstances. LaSalle shall also have the right to have Persons designated by it conduct such appraisals of Collateral as it shall require from time to time, including without limitation net orderly liquidation value appraisals of Inventory not less than semi-annually. The Borrower shall furnish to LaSalle such information relevant to LaSalle's rights under this Agreement (including without limitation information on sales, receivables, collections, accounts payable and inventory aging) as LaSalle shall at any time and from time to time request. The Borrower authorizes LaSalle to discuss the affairs, finances and business of the Borrower and the Guarantor with any officers or directors of the Borrower or any affiliate corporation and with those employees of the Borrower and the Guarantor with whom LaSalle has determined it to be necessary or desirable to converse, and to discuss the financial condition of the Borrower and the Guarantor with their independent public accountants. Any such discussions shall be without liability to LaSalle or to such accountants. The Borrower shall pay to or reimburse LaSalle for all reasonable fees, costs, and out-of-pocket expenses incurred by LaSalle in the exercise of its rights hereunder (in addition to the fees payable by the Borrower pursuant to SUBSECTION 3(f) hereof in connection with LaSalle's examination of Borrower's books and records and Collateral), including without limitation reimbursing LaSalle on the last day of each month, in arrears, for the amount of a monitoring fee charged by Collateral Services Inc. ("COLLATERAL SERVICES"), which fee is currently U.S.$65 per month and is subject to future fluctuations as directed by Collateral Services, and all of such costs, fees and expenses shall constitute Revolving Loans hereunder, shall be payable on demand and, until paid, shall bear interest at the highest rate then applicable to Revolving Loans hereunder;

(d)      (i)    the Borrower shall keep or cause to be kept the Collateral properly housed and shall keep or cause to be kept the Collateral insured against such risks and in such amounts as LaSalle may reasonably require and in any event, for an amount not less than the full replacement value and under policies in such form as shall be satisfactory to LaSalle. Originals or certified copies of such policies of insurance have been, or on the Closing Date, shall be, delivered to LaSalle together with evidence of payment of all premiums therefor, and shall contain, inter alia, an endorsement, in form and substance acceptable to LaSalle, showing loss under such insurance policies payable to LaSalle. Such endorsement, the other terms of the said policies, or an independent instrument furnished to LaSalle, shall provide that the insurance company shall give LaSalle at least thirty
                (30) days written notice before any such policy of insurance is materially altered or cancelled and shall include a standard mortgage clause providing, inter alia, that no act or omission, whether wilful or negligent, or default of the Borrower or any other Person shall affect the right of LaSalle to recover under such policy of insurance in case of loss or damage. The Borrower and the Guarantor hereby direct all insurers under such policies of insurance to pay all proceeds payable thereunder directly to LaSalle. Each of the Borrower and the Guarantor irrevocably, makes, constitutes and appoints LaSalle (and all officers, employees or agents designated by LaSalle) as its true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing its name on any cheque, draft, instrument or other item of payment for the proceeds of such policies of insurance and making all determinations and decisions with respect to such policies of insurance; provided, however, that LaSalle shall exercise such rights only upon and following the occurrence of an Event of Default;

         (ii) the Borrower shall maintain, at its expense, for itself and the Guarantor, such public liability and third party property damage insurance and business interruption insurance as is customary for Persons engaged in businesses similar to that of the Borrower with such companies and in such amounts, with such deductibles and under policies in such form as shall be satisfactory to LaSalle, acting reasonably, and originals or certified copies of such policies have been, or on the Closing Date, shall be, delivered to LaSalle together with evidence of payment of all premiums therefor; each such policy shall contain an endorsement showing LaSalle as additional insured thereunder and providing that the insurance company shall give LaSalle at least thirty (30) days written notice before any such policy shall be materially altered or cancelled;

         (iii) if the Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then LaSalle, without waiving or releasing any obligation or default by the Borrower hereunder, may (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premiums and take such other actions with respect thereto as LaSalle deems advisable. All sums disbursed by LaSalle in connection with any such actions, including, without limitation, court costs, expenses, other charges relating thereto and legal fees and disbursements (on a solicitor-client basis), shall constitute Revolving Loans hereunder and, until paid, shall bear interest at the highest rate then applicable to Revolving Loans hereunder;

(e) the Borrower and the Guarantor shall not use the Collateral, or any part thereof, in any unlawful business or for any unlawful purpose or use or maintain any of the Collateral in any manner that does or could result in material damage to the environment or a violation of any applicable Environmental Laws, or that does or could result in an Environmental Claim; the Borrower and the Guarantor shall keep the Collateral in good condition, repair and order, ordinary wear and tear excepted; the Borrower and the Guarantor shall not permit the Collateral, or any part thereof, to be levied upon under execution, attachment, writs of enforcement, distraint or other legal process; the Borrower and the Guarantor shall not sell, lease, grant a security interest in or otherwise encumber or dispose of any of the Collateral except as expressly permitted by this Agreement and the Borrower and the Guarantor shall not permit any liens or security interests to attach to the Collateral that could rank either in priority to, or pari passu to the Security, save and except for Permitted Liens; and the Borrower and the Guarantor shall not secrete or abandon any of the Collateral, or remove or permit removal of any of the Collateral from any of the locations where Collateral is permitted to be held or used herein, except for the removal of Inventory sold in the ordinary course of business as permitted herein;

(f) all monies and other property obtained by the Borrower from LaSalle pursuant to this Agreement will be used solely to pay out existing indebtedness to HSBC Bank Canada and certain suppliers and for ongoing operational requirements of the Borrower;

(g) the Borrower and the Guarantor shall, at the request of LaSalle, indicate on its records concerning the Collateral a notation, in form satisfactory to LaSalle, of the security interest of LaSalle, and shall not maintain duplicates or copies of such records at any address other than its principal place of business set forth in this Agreement; provided, however, that the Borrower and the Guarantor, in the ordinary course of its business, may furnish copies of such records to its accountants, attorneys and other agents or advisors as it may determine to be necessary or desirable, in the exercise of its commercially reasonable judgment;

(h) the Borrower and the Guarantor shall file all required tax returns and pay all of its taxes when due, including, without limitation, taxes imposed by federal, provincial or municipal agencies, and shall cause any liens for taxes to be promptly released; provided, that the Borrower and the Guarantor shall have the right to contest the payment of such taxes in good faith by appropriate proceedings so long as (i) the amount so contested is shown on its financial statements, (ii) the contesting of any such payment does not give rise to a lien for taxes, (iii) upon the occurrence of an Event of Default, the Borrower keeps on deposit with LaSalle (such deposit to be held without interest) an amount of money which, in the sole judgment of LaSalle, is sufficient to pay such taxes and any interest or penalties that may accrue thereon, and (iv) if the Borrower or the Guarantor fails to prosecute such contest with diligence, LaSalle may apply the money so deposited in payment of such taxes. If the Borrower or the Guarantor fails to pay any such taxes and in the absence of any such contest, LaSalle may (but shall be under no obligation to) advance and pay any sums required to pay any such taxes and/or to secure the release of any lien therefor, and any sums so advanced by LaSalle shall constitute Revolving Loans hereunder, shall be payable by the Borrower to LaSalle on demand, and, until paid, shall bear interest at the highest rate then applicable to Revolving Loans hereunder;

(i) neither of the Borrower and the Guarantor shall, without the prior written consent of LaSalle, (i) incur, create, assume or suffer to exist any indebtedness other than (A) indebtedness arising under this Agreement, (B) unsecured indebtedness owing in the ordinary course of business to its trade suppliers, (C) Permitted Inter-Company Debt, notice of which has been given to LaSalle, (D) the Subordinated Debt, subordinated in favour of LaSalle, and subject to such terms and conditions as LaSalle shall approve in its sole discretion, and (E) any other indebtedness described in SECTION 9(p)(ii) hereof; or (ii) assume, guarantee or endorse, or otherwise become liable in connection with, the obligations of any Person, except by endorsement of instruments for deposit or collection or similar transactions in the ordinary course of business;

(j) neither of the Borrower and the Guarantor shall, without the prior written consent of LaSalle, enter into any merger, amalgamation or consolidation, or sell, lease or otherwise dispose of all or substantially all of its assets or create any new subsidiary or affiliate or issue any shares of, or warrants or other rights to receive or purchase any shares of, any class of its stock or enter into any transaction outside the ordinary course of its business;

(k) neither of the Borrower and the Guarantor shall make any distribution of funds or property and, without limitation, neither shall (i) declare or pay any bonus, dividend or other distribution (whether in cash or in kind) on, purchase, redeem or retire any shares of any class of its stock, or make any payment on account of, or set apart assets for the repurchase, redemption, defeasance or retirement of, any class of its stock unless such repurchase, redemption, defeasance or retirement is made from the proceeds of indebtedness incurred and subordinated on terms satisfactory to LaSalle; or (ii) make any optional payment or prepayment on or redemption (including without limitation by making payments to a sinking fund or analogous fund) or repurchase of any indebtedness for borrowed money other than indebtedness pursuant to this Agreement, or (iii) make any payment on or in respect of any indebtedness, or any interest, fee or other payment, to any parent, subsidiary, affiliate corporation or other related Person, or to any Person in respect of the Subordinated Debt; provided that, so long as no Default or Event of Default has occurred or will occur as a consequence thereof, the Borrower may make regularly scheduled payments in respect of the Subordinated Debt in accordance with its terms approved by LaSalle as in effect on the date hereof;

(l) neither of the Borrower and the Guarantor shall make any loans to, or investments in, any Person, whether in cash, securities or other property of any kind, other than (i) investments that are direct obligations of the Canadian government or the United States government pledged and delivered to LaSalle pursuant to documentation satisfactory to LaSalle in its absolute discretion, (ii) negotiable certificates of deposit issued by any bank satisfactory to LaSalle, payable to the order of Borrower or to bearer and delivered to LaSalle with related documentation satisfactory to LaSalle, and (iii) travel advances, employee relocations, loans and other employee loans and advances in the ordinary course of business of the Borrower and Guarantor, provided that at any time the aggregate amount thereof outstanding at any time shall not exceed $250,000;

(m) neither of the Borrower and the Guarantor shall, except with the prior written consent of LaSalle, amend its organizational documents or change its fiscal year;

(n) neither of the Borrower and the Guarantor will, except with the prior written consent of LaSalle, pay any amount to any of its officers and/or directors in their capacities as officers and directors by way of salary, bonus, commission, directors fees, executive management compensation or otherwise in excess of the scale of such payments to such officers and/or directors in effect on the date of this Agreement, subject to normal increases in the ordinary course of business, which increases shall not exceed ten percent (10%) per annum (during the fiscal year ending December 31, 2002, bonus payments shall not exceed Three Hundred Thousand Canadian Dollars (Cdn. $300,000) in the aggregate; thereafter such bonus payments shall be subject to the foregoing 10% maximum annual increase); nor shall the Borrower make any payment of the fees presently owing to PricewaterhouseCoopers Securities Inc. in the aggregate amount of $300,000 until receipt by LaSalle of evidence satisfactory to LaSalle that all conditions to payment thereof required by LaSalle and communicated to the Borrower, including, without limitation, Excess Availability after payment thereof of not less than Seven Hundred Fifty Thousand Canadian Dollars (Cdn. $750,000), have been met;

(o) the Borrower shall maintain and keep in full force and effect each of the financial covenants set forth below. The calculation and determination of each such financial covenant, and all accounting terms contained therein, shall be calculated and construed in accordance with GAAP, applied on a basis consistent with the financial statements of the Borrower delivered on or before the Closing
Date:

         (i) Adjusted Net Worth. The Borrower shall maintain consolidated Adjusted Net Worth in an amount at the Closing Date (the "BASE AMOUNT") equal to the greater of Four Million Canadian Dollars (Cdn. $4,000,000) and ninety percent (90%) of the actual Adjusted Net Worth on the Closing Date; and, after the Closing Date, at all times in an amount equal to the Base Amount plus the cumulative total of amounts equal to seventy-five percent (75%) of consolidated net income for each fiscal quarter of the Borrower occurring after the Closing Date (after deduction of distributions made by the Borrower and allowed in writing by LaSalle, but not including in such calculations any net loss on the part of the Borrower);

         (ii) Interest Coverage Ratio. The Borrower shall maintain a ratio of (A) EBITDA (after deducting Capital Expenditures not financed) to (B) interest expense, of not less than 1.50 to 1.00, measured at each Fiscal Quarter End commencing on the date of this Agreement, on a consolidated year to date basis during the fiscal year ending December 31, 2002, and on a consolidated rolling four-quarter basis thereafter;

         (iii) Capital Expenditures. The Borrower shall not, on a consolidated basis during any fiscal year, make Capital Expenditures in an aggregate amount of more than One Hundred Thousand Canadian Dollars (Cdn. $100,000);

         (iv)     Debt Service Coverage. The Borrower shall maintain a ratio of
                  (A) net income after taxes (excluding any after-tax gains or losses on the sale of assets and excluding other after-tax extraordinary gains or losses) plus non-cash income tax expense, plus depreciation and amortization and minus Capital Expenditures which have not been financed, to (B) the principal payments of long term debt (including capital leases and subordinated debt) paid or payable, of not less than (A) in its fiscal year ending December 31, 2002, 1.00 to 1.00, and
                  (B) thereafter, 1.25 to 1.00, measured at each Fiscal Quarter End, commencing on the date of this Agreement, on a fiscal year to date basis during the fiscal year ending December 31, 2002, and a consolidated rolling four quarter basis thereafter.

(p) the Borrower shall reimburse LaSalle for all costs and expenses (including, without limitation, legal fees and disbursements (on a solicitor-client basis) for both in-house and outside counsel), incurred by LaSalle in connection with the documentation and consummation of this transaction and any other transactions between the Borrower and LaSalle including, without limitation, personal property security and other public record searches, lien filings, express mail or similar express or messenger delivery, appraisal costs (including net orderly liquidation value appraisals of Inventory), surveys, title insurance and environmental audit or review costs, and in seeking to collect, protect or enforce any rights in or to the Collateral or incurred by LaSalle in seeking to collect any Liabilities and to administer and enforce any of LaSalle's rights under this Agreement. The Borrower shall also pay all normal service charges with respect to accounts maintained by LaSalle for the benefit of the Borrower. All such costs, expenses and charges shall constitute Revolving Loans hereunder, shall be payable to LaSalle on demand and, until paid, shall bear interest at the highest rate then applicable to Revolving Loans hereunder;

(q) the Borrower shall maintain all banking relationships with a financial institution acceptable to LaSalle in its discretion;

(r) the Borrower and the Guarantor shall not make any material change in the operation of their businesses; the Borrower and the Guarantor shall purchase Inventory only from, in the case of the Borrower, parties at arms-length to the Borrower, its officers and directors and its direct or indirect shareholders, and in the case of the Guarantor, from such arms-length parties or from the Borrower;

(s) the Borrower shall conduct its business and occupy its premises and shall cause each Loan Party to conduct their respective businesses and occupy their respective premises in full compliance with all Environmental Laws applicable to them, including, without limitation, those relating to the Borrower's or any Loan Party's generation, handling, use, storage, and disposal of Hazardous Materials; the Borrower shall take and shall cause each Loan Party to take prompt and appropriate action to respond to any non-compliance or alleged non-compliance with any Environmental Laws and shall regularly report to LaSalle on such non-compliance or alleged non-compliance and the Borrower's response. Without limiting the generality of the foregoing, whenever the Borrower gives the notice to LaSalle contemplated by SUBSECTION 10(t) the Borrower shall at LaSalle's request and at the Borrower's expense:

         (i) cause an independent environmental engineer acceptable to LaSalle to conduct such tests of the site where the Borrower's or such Loan Party's non-compliance or alleged non-compliance with Environmental Laws has occurred and prepare and deliver to LaSalle a report addressed to LaSalle and on which LaSalle may rely without qualifications setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof; and

         (ii) provide to LaSalle a supplemental report of such engineer whenever the scope of the environmental problems, or the Borrower's response thereto or the estimated costs thereof shall change. Such reports shall also be addressed to LaSalle and shall, as requested by LaSalle, set out the results of such engineers' review of, inter alia:

                  A. the internal policies and procedures of the Borrower or such Loan Party relating to environmental regulatory compliance to ensure that all appropriate steps are being taken by or on behalf of the Borrower or such Loan Party to comply with all applicable requirements of Environmental Laws;

                  B.       progress of compliance deficiencies;

                  C. all other environmental audit reports which the Borrower or any Loan Party, or any predecessor thereof has commissioned in the normal conduct of its business; and

                  D. all environmental reports which have been commissioned by or made available to the Borrower or any Loan Party in connection with new acquisitions, and the engineers' report and recommendations on results of tests performed or samples taken by it during the course of its review, irregularities or steps which may be taken to ensure continued compliance, as well as such other matters as the Borrower and/or LaSalle may request from time to time;

(t) the Borrower shall provide written notice to LaSalle no later than five (5) days after the happening of any of the following:

         (i) the receipt of a notice of non-compliance, violation or contravention from any Governmental Authority with respect to the activities carried on by the Borrower or any other Loan Party or as to any other matter whatsoever;

         (ii) there has been a spill or other Release of Hazardous Materials upon, under or about or affecting any of the properties owned, operated, leased or occupied by the Borrower or any other Loan Party in amounts that are required to be reported under Environmental Laws, or Hazardous Materials at levels or in amounts that are required to be reported, remedied or responded to under Environmental Laws are detected on or in the soil or groundwater;

         (iii) the Borrower or any other Loan Party is or may be liable for any costs of cleaning up or otherwise remedying a Release of Hazardous Materials;

         (iv) any part of the properties owned, operated, managed, possessed, leased or occupied by the Borrower or any other Loan Party or of which the Borrower or any other Loan Party otherwise have charge, management or control, are subject to a lien, charge, mortgage or other type of encumbrance under, or may be subject to any order, direction or other administrative proceeding under, any Environmental Laws; or

         (v) the Borrower or any other Loan Party undertakes any remedial work with respect to any Hazardous Materials;

(u) the Borrower shall provide written notice to LaSalle promptly of the following:

         (i) the occurrence of any "reportable event" (as defined in the Employee Retirement Income Security Act of 1974) which might result in the termination by the Pension Benefit Guaranty Corporation (the "PBGC") of any employee benefit plan ("PLAN") covering any officers or employees of any Loan Party, any benefits of which are, or are required to be, guaranteed by the PBGC;

         (ii) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor; or

         (iii) the intention of any Loan Party to terminate or withdraw from any Plan;

(v) neither of the Borrower and the Guarantor shall hold or use any of the Collateral in a location outside of jurisdictions where LaSalle has registered notice of its security interest applicable to such Collateral.

11.      CONDITIONS PRECEDENT

(a)      Closing Deliveries.

         The obligation of LaSalle to fund the initial Loans and issue the initial Letter of Credit (if any) is subject to the satisfaction or waiver on or before the Closing Date of the following conditions precedent:

         (i) Completion by LaSalle to its sole satisfaction of its review of the fiscal 2001 audited consolidated financial statements of the Borrower and management prepared interim financial statements (including individual and consolidated balance sheets, cash flow statements and profit and loss statements) as at February 28, 2002 with respect to the Borrower, and of a consolidated current opening balance sheet of the Borrower, and any other information and material requested by LaSalle to ensure that, among other things, no changes have occurred that would result in an amendment to any of the financial forecasts and other information provided by the Borrower to LaSalle, and that the Borrower is solvent and has sufficient capital.

         (ii) No material adverse change in LaSalle's understanding of the facts and information presented to it by the Borrower or others on the Borrower's behalf has occurred and no material litigation or claims (in the sole judgment of LaSalle) with respect to any aspect of Borrower's or any other Loan Party's business or assets shall have occurred.

         (iii) LaSalle shall have received, in form and substance satisfactory to it in its absolute discretion, each of the security documents, agreements, opinions, reports, approvals, consents, certificates and other documents set forth on the closing document list attached hereto as SCHEDULE 11(a)(iii), including without limitation evidence of all registrations as required and confirmation of its first priority lien, charge and security interest in the Collateral (subject only to Permitted Liens).

         (iv) Since December 31, 2001, no event shall have occurred which has had or could be expected to have a Material Adverse Effect with respect to the Borrower or the Guarantor, as determined by LaSalle in its sole discretion.

         (v) LaSalle shall have received payment in full of all fees and expenses payable to it by the Borrower, including, without limitation, legal fees and expenses incurred by LaSalle in connection with this Agreement and the consummation of the transactions contemplated hereby, on or before the Closing Date.

         (vi) LaSalle shall have determined that immediately after giving effect to (A) the making of the initial Revolving Loans requested to be made on the Closing Date, (B) the issuance of the initial Letter of Credit, if any, on the

                  Closing Date, and (C) the payment or reimbursement by the Borrower of LaSalle for all closing costs and expenses incurred in connection with the transactions contemplated hereby, on a pro forma basis Excess Availability shall not be less than Seven Hundred Fifty Thousand Canadian Dollars (Cdn. $750,000).

         (vii) LaSalle shall have received evidence of repayment of all of the Borrower's and the Guarantor's indebtedness owing to creditors other than the Borrower's indebtedness to unsecured trade creditors incurred in the normal course of business and on normal payment terms and other than indebtedness to those creditors which LaSalle has agreed may continue as creditors of the Borrower or the Guarantor after the Closing Date (which creditors include those holding Permitted Liens).

         (viii) No request of the Minister of National Revenue for payment pursuant to Section 224(1.1), or any successor section, of the Income Tax Act (Canada) shall have been received by LaSalle in respect of Borrower.

         (ix) LaSalle shall have received a Borrowing Base Certificate as at May 16, 2002, together with a certificate from an Authorized Officer of the Borrower (the "CLOSING CERTIFICATE") pursuant to which such Authorized Officer shall certify that: (A) in calculating the Excess Availability described in clause (vi) above, the Borrower's outstanding debt was (and is) current and not past due in any respect; (B) all representations and warranties contained herein are true and correct; (C) no Default or Event of Default has occurred and is continuing; and (D) no event has occurred and is continuing that would have a Material Adverse Effect with respect to the Borrower or the Guarantor.

         (x) The Borrower and any other Loan Party shall have or cause to be executed and delivered to LaSalle all documents which LaSalle determines in its absolute discretion are necessary to consummate the transactions contemplated hereby.

         (xi) Completion of tax, lien, judgment and other searches and investigations with respect to the Collateral and all security provided by the Borrower and any other Loan Party, with results satisfactory to LaSalle, and completion of a review to its satisfaction of the management, creditworthiness, financial position, systems and procedures of the Borrower.

         (xii) LaSalle shall have received, reviewed and determined as satisfactory all appraisals, all third party documentation (including landlord and mortgagee waivers and debt and security subordinations and postponements it may require) and all contracts entered or to be entered into by or binding on the Borrower or any other Loan Party (including all supply, service, purchase and rental contracts and all collective agreements with employees or their union) as it may consider material in its absolute discretion.

         (xiii) Completion of final pre-closing field audit and collateral roll-forward, ineligibles and Borrowing Base calculations, and confirmation of a level of backorders, all to the satisfaction of LaSalle.

         (xiv) Confirmation of completion of the Acquisition pursuant to the NRG Agreement as approved by LaSalle, and provision of financial information in respect of NRG confirming gross profit in its operations during the past two fiscal years, and year to date on a pro-rated basis, of not less than US$400,000 per year.

         (xv) Without limiting the generality of SUBSECTION 11(a)(iii), LaSalle shall have received a legal opinion from the Borrower's counsel, in form and substance satisfactory to LaSalle and its counsel, opining with respect to, but not limited to, the Borrower's and each Loan Party's incorporation and subsistence, the Borrower's and each Loan Party's corporate power and capacity to enter into this Agreement and the Other Agreements, any applicable fraudulent preference issues, the Borrower's and each Loan Party's due authorization, execution and delivery and performance of this Agreement and the Other Agreements and the enforceability of this Agreement and the Other Agreements against the Borrower and each Loan Party, as applicable.

         (xvi) Confirmation that accounts payable to CommScope by the Borrower amounting to not less than Two Million Two Hundred Thousand United States Dollars (U.S. $2,200,000) have been converted to a two (2) year unsecured subordinated loan on terms and conditions satisfactory to LaSalle.

         (xvii) Confirmation in writing from Alpha Technologies Inc. and CommScope, and from any other suppliers deemed material by LaSalle, in form and substance satisfactory to LaSalle, to the effect that they will continue to supply Inventory to the Borrower on trade terms that LaSalle considers representative of normal trade terms.

(b)      Post Closing Deliveries.

         After the Closing Date, the obligation of LaSalle to make any requested Loan or issue any requested Letter of Credit is subject to the satisfaction of the conditions precedent set forth in SUBSECTIONS 11(a)(ii), (iii), (iv),
(viii), (x) AND (xii) above and also as set forth below. Each such request shall constitute a representation and warranty that such conditions are satisfied:

         (i) All representations and warranties contained in this Agreement and the Other Agreements shall be true and correct on and as of the date of such request, as if then made, other than representations and warranties that relate solely to an earlier date; and

         (ii) No Default or Event of Default shall have occurred, or would result from the making of the requested Revolving Loan or issue of the requested Letter of Credit, which has not been waived in writing by LaSalle.

12.      DEFAULT

         The occurrence of any one or more of the following events shall constitute an "EVENT OF DEFAULT" hereunder:

(a) the failure of the Borrower or any other Loan Party to pay when due, declared due, or demanded by LaSalle in accordance with the terms hereof or thereof, any of the Liabilities;

(b) the failure of the Borrower or any other Loan Party to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations (other than as described in SUBSECTION 12(a) above) of the Borrower or such Loan Party under this Agreement or any of the Other Agreements and such failure shall continue unremedied for five (5) days, provided that such period of five (5) days shall not apply in the case of (i) any failure to perform any such covenant, condition, promise, agreement or obligation which is not capable of being cured at all or within such period of five (5) days, or (ii) the failure to observe or perform any covenant, condition, promise, agreement or obligation contained in SECTIONS 6, 7 OR 10 hereof (with the exception of SUBSECTIONS 10(a), 10(h) AND 10(q));

(c) the making or furnishing by the Borrower or any other Loan Party or any director, officer, employee or other representative thereof to LaSalle of any representation, warranty, certificate, schedule, report or other communication within or in connection with this Agreement or the Other Agreements or in connection with any other agreement between the Borrower or such Loan Party and LaSalle, which is untrue or misleading in any respect, or the failure of the Borrower or any other Loan Party to perform, keep or observe any of the covenants, conditions, promises, or agreements of the Borrower or such Loan Party under any other agreement with any Person if such failure, in the opinion of LaSalle, has or is likely to have a Material Adverse Effect with respect to the Borrower or any other Loan Party;

(d) the creation (whether voluntary or involuntary) of, or any attempt to create, any lien or other encumbrance upon any of the Collateral or any property or assets of the Borrower or any other Loan Party, other than the Permitted Liens, or the making or any attempt to make any levy, seizure or attachment thereof or (except as permitted hereby) sale, lease or furnishing under a contract of service of, any of the Collateral or any property or asset of the Borrower or any other Loan Party, or the loss, theft, damage or destruction of all or a substantial portion of the property and assets of the Borrower or a Loan Party;

(e) the making of an assignment or proposal in bankruptcy by the Borrower or any other Loan Party or the filing by the Borrower or any other Loan Party of notice of its intention to make a proposal in bankruptcy or the commencement of any proceedings in bankruptcy by or against the Borrower or any other Loan Party for the liquidation or reorganization of the Borrower or any other Loan Party or alleging that the Borrower or such Loan Party is insolvent or unable to pay its debts as they mature or for the readjustment or arrangement of the Borrower's or any other Loan Party's debts, whether under the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada) or the United States Bankruptcy Code or under any other law, whether state, provincial or federal, now or hereafter existing for the relief of debtors, or the commencement of any analogous statutory or non-statutory proceedings involving the Borrower or any other Loan Party, provided however, that if such commencement of proceedings against the Borrower or such Loan Party is involuntary, such action shall not constitute an Event of Default unless such proceedings are not forthwith contested in good faith by the Borrower or such Loan Party and dismissed within ten (10) days after the commencement of such proceedings;

(f) the appointment of a receiver or trustee for the Borrower or any other Loan Party, for any of the Collateral or for any substantial part of the Borrower's or any other Loan Party's assets or the institution of any proceedings for the dissolution or winding up, or the full or partial liquidation, or (without the consent of LaSalle) the merger, amalgamation or consolidation, of the Borrower or any other Loan Party which is a corporation or a partnership;

(g) the entry of any judgment or the issuance or registration of any writ of enforcement or order against the Borrower or any other Loan Party which, or the Canadian Dollar Equivalent Amount of which, is in excess of Fifty Thousand Canadian Dollars (Cdn. $50,000) for any one occurrence or One Hundred Thousand Canadian Dollars (Cdn. $100,000) in the aggregate and which remains unsatisfied or undischarged and in effect for ten (10) days after such entry without a stay of enforcement or execution;

(h) the occurrence of a default or an event of default under, or the revocation or termination of, any agreement, instrument or document executed and delivered by any Person to LaSalle pursuant to which such Person has guaranteed to LaSalle the payment of all or any of the Liabilities or has granted LaSalle a security interest in or lien upon some or all of such Person's real and/or personal property to secure directly or indirectly the payment of all or any of the Liabilities;

(i) the occurrence of a default or an event of default, which continues after the passage of any cure period, under any other agreement or instrument evidencing indebtedness for borrowed money in excess of One Hundred Thousand Canadian Dollars (Cdn. $100,000) executed or delivered by the Borrower or any other Loan Party or pursuant to which agreement or instrument the Borrower or any other Loan Party or its properties is or may be bound (including, without limitation, the Subordinated Debt); or

(j) the occurrence of any event or condition (including without limitation any change in the operations or business of the Borrower or any other Loan Party, or any adverse order or ruling pursuant to the Competition Act (Canada) in respect of or affecting the Borrower or any other Loan Party) which has or is likely to have a Material Adverse Effect in respect of the Borrower or any other Loan Party, or any change in ownership of, or pledge, transfer, assignment or disposition of, or grant of security in, any shares of, the Borrower or any other Loan Party, all as determined by LaSalle in its sole discretion.

13.      REMEDIES UPON AN EVENT OF DEFAULT

(a) Upon the occurrence of a Default or Event of Default, LaSalle shall have no further obligation to make or extend any Loan hereunder, to issue or cause to be issued any Letter of Credit hereunder or to grant any other financial accommodation to the Borrower.

(b) Upon the occurrence of an Event of Default described in SUBSECTION 12(e) hereof, all of the Liabilities shall immediately and automatically become due and payable, without notice of any kind, and upon the occurrence of any other Event of Default, any or all of the Liabilities may, at the option of LaSalle, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable. Upon either occurrence, LaSalle may, in addition to any other right or remedy which it may have at law or in equity, proceed to realize its security hereunder and to enforce its rights by:

         (i)      entry;

         (ii) the appointment by instrument in writing of a receiver or receivers of the Collateral or any part thereof (which receiver or receivers may be any person or persons, whether an officer or officers or employee or employees of LaSalle or not and LaSalle may remove any receiver or receivers so appointed and appoint another or others in his or their stead);

         (iii) proceedings in any court of competent jurisdiction for the appointment of a receiver or receivers or for sale of the Collateral or any part thereof; or

         (iv) any other action, suit, remedy or proceeding authorized or permitted hereby or by law or by equity.

         In addition, LaSalle may file such proofs of claim and other documents as may be necessary or advisable in order to have its claim lodged in any bankruptcy, winding-up or other judicial proceedings.

(c)      Any receiver or receivers so appointed shall have power to:

         (i) take possession of and to use the Collateral of any part thereof;

         (ii) carry on the business of the Borrower or any other Loan Party (including, but not limited to, the taking or defending of any actions or legal proceedings, and the doing or refraining from doing all other things as to the receiver may seem necessary or desirable in connection with the business, operations and affairs of the Borrower or any other Loan Party);

         (iii) borrow money required for the maintenance, preservation or protection of the Collateral or any part thereof or the carrying on of the business of the Borrower or any other Loan Party;

         (iv) further charge the Collateral in priority to the security interests of this Agreement as security for money so borrowed; and

         (v) sell, lease or otherwise dispose of the whole or any part of the Collateral on such terms and conditions and in such manner as the receiver shall determine.

         LaSalle shall not be responsible for any actions or errors of omission by the receiver or receivers in exercising any such powers.

         In addition, LaSalle may enter upon, use, occupy and possess the Collateral or any part thereof, free from all encumbrances, liens and charges, except for Permitted Liens, without hindrance, interruption or denial of the same by the Borrower or any other Loan Party or by any other person or persons save only a landlord pursuant to its rights of reversion under any lease of real property on expiry of its term, and may lease or sell the whole or any part or parts of the Collateral. Any sale hereunder may be made by public auction, by public tender or by private contract, with or without notice and with or without advertising and without any other formality (except as required by law), all of which are hereby waived by the Borrower. Such sale shall be on such terms and conditions as to credit or otherwise and as to upset or reserve bid or price as to LaSalle in its sole discretion may seem advantageous. Such sale may take place whether or not LaSalle has taken possession of the Collateral.

         No remedy for the realization of the security interests granted pursuant hereto or pursuant to any security held by LaSalle or for the enforcement of the rights of LaSalle shall be exclusive of or dependent on any other such remedy, but any one or more of such remedies may from time to time be exercised independently or in combination. The term "receiver" as used in this Agreement includes a receiver and manager.

         At LaSalle's request, the Borrower shall, at the Borrower's expense, assemble the Collateral and make it available to LaSalle at one or more places to be designated by LaSalle. The Borrower recognizes that if the Borrower fails to perform, observe or discharge any of its Liabilities under this Agreement or the Other Agreements, no remedy at law will provide adequate relief to LaSalle, and the Borrower agrees that LaSalle shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages. Any notification of intended disposition of any of the Collateral required by law will be deemed reasonably and properly given if given at least fifteen (15) calendar days before such disposition or such longer period as required by applicable law. Any proceeds of any disposition by LaSalle of any of the Collateral may be applied by LaSalle to the payment of expenses and any borrowings in connection with the Collateral and its realization including, without limitation, legal fees and disbursements (on a solicitor-client basis) of both in-house and outside counsel and any balance of such proceeds may be applied by LaSalle toward the payment of such of the Liabilities, and in such order of application, as LaSalle may from time to time elect or re-elect, subject to the requirements of applicable law.

14.      INDEMNIFICATION

(a)      General Indemnity.

         The Borrower agrees to defend (with counsel satisfactory to LaSalle), protect, indemnify and hold harmless LaSalle, each affiliate or subsidiary of LaSalle, and each of their respective officers, directors, employees, attorneys and agents (each an "INDEMNIFIED PARTY") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature (including, without limitation, the disbursements and the fees (on a solicitor-client basis) of internal and external counsel for each Indemnified Party (the "CLAIMS") in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnified Party shall be designated a party thereto), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations including, without limitation, securities, environmental and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any Other Agreement or any act, event or transaction related or attendant to any of the foregoing, the making and the management of the Loans or the use or intended use of the proceeds of the Loans. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and, failing prompt payment, shall, together with interest thereon at the highest rate then applicable to Revolving Loans hereunder from the date incurred by each Indemnified Party until paid by the Borrower, be added to the Liabilities of the Borrower and be secured by the Collateral. The Borrower shall have no obligation to indemnify any Indemnified Party for any Claims to the extent resulting from the gross negligence or wilful misconduct of such Indemnified Party. The provisions of this SECTION 14 shall survive the satisfaction and payment of the other Liabilities and the termination of this Agreement.

(b)      Environmental Indemnity.

         Without limiting the generality of SUBSECTION 14(a), the Borrower shall at all times indemnify and hold harmless the Indemnified Parties from and against any and all liabilities and costs suffered or incurred by such Indemnified Parties including, without limitation, any and all orders, directions, suits, actions, proceedings, claims, settlements, damages, losses, liabilities, costs and expenses (including, without limitation, legal fees and disbursements on a solicitor-client basis, litigation costs and any costs of settlement), with respect to: (i) any actual or threatened Release of Hazardous Materials or the presence of any Hazardous Materials affecting any of the properties of the Borrower or any other Loan Party, whether or not the same originates or emanates from any such properties or any contiguous property, including any loss of value of any such properties as a result of any of the foregoing; (ii) any costs of remedial, preventative or similar action which may be imposed by any Governmental Authority on the Borrower or any other Loan Party, including without limitation, any prosecution initiated or threatened with respect to non-compliance with Environmental Laws, (iii) any costs of remedial, preventative or similar action incurred by any Governmental Authority or any costs incurred by any other person or damages from injury to, destruction of, or loss of natural resources, including costs of assessing such injury, destruction or loss incurred pursuant to any Environmental Laws; (iv) liability for personal injury or property damage arising under any statutory, common law, tort, breach of statutory duty, riparian rights, strict liability or any other doctrine or theory, including, without limitation, damages assessed for the maintenance of a public or private nuisance, trespass or for the carrying on an abnormally dangerous activity at or near any of the properties of the Borrower or any other Loan Party; (v) any environmental liabilities and costs affecting any of the properties of the Borrower or any other Loan Party within the jurisdiction of any Governmental Authority; and/or (vi) any other environmental liabilities and costs. The Borrower shall have no obligation to indemnify any Indemnified Party for any Environmental Claims with respect to any specific property of the Borrower or any other Loan Party if the Borrower can establish that such Environmental Claims have resulted solely from an environmental condition that has arisen or an environmental damage that has occurred: (A) after the date that LaSalle or a receiver or a receiver-manager appointed by, or on the application of, LaSalle has taken possession or control of such property of the Borrower or any other Loan Party, as the case may be; and (B) as a result of the gross negligence or wilful misconduct of LaSalle or of the receiver or receiver-manager appointed by, or on the application of, LaSalle.

15.      MISCELLANEOUS

(a)      Notices.

         All written notices and other written communications with respect to this Agreement or any of the Other Agreements shall be sent by ordinary or registered mail, by telecopy or delivered in person, and in the case of LaSalle shall be sent to it at Maritime Life Tower, 15th Floor, P.O. Box 114, 79 Wellington Street West, Toronto, Ontario M5K 1G8 Attention: Vice President, Asset Based Lending, (if by telecopy to telecopy number 416-367-7943) and in the case of the Borrower or any other Loan Party shall be sent to or in care of the Borrower at 230 Travail Road, Markham, Ontario, L3S 3J1, Attention: Executive Vice-President (if by telecopy to telecopy no. 905-475-9571). The notice or other communication so sent shall be deemed to be received: (i) on the day of personal delivery; (ii) if by telecopy, upon confirmation of receipt; (iii) if by a nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and (iv) if mailed, five (5) days following the date of such mailing.

(b)      Choice of Governing Law and Construction.

         Except as expressly set forth therein, this Agreement and the Other Agreements shall be governed and controlled by the laws of the Province of Ontario and the laws of Canada applicable therein as to interpretation, enforcement, validity, construction, effect, and in all other respects, including, without limitation, the legality of the interest rate and other charges, but excluding perfection of the security interests in the Collateral, which shall be governed and controlled by the laws of the relevant jurisdiction.

(c)      Forum Selection and Service Of Process.

         To induce LaSalle to accept this Agreement, the Borrower, for itself and the other Loan Parties, irrevocably: (i) agrees that, subject to LaSalle's sole and absolute election, all actions or proceedings in any way, manner or respect, arising out of or from or related to this agreement, the other agreements or the collateral shall be litigated in courts having situs within the city of Toronto, Province of Ontario; (ii) consents and submits to the jurisdiction of any local, provincial or federal courts located within said city and province; and (iii) hereby waives any right it may have to transfer or change the venue of any litigation brought by LaSalle in accordance with this paragraph.

(d)      Modification and Benefit of Agreement

         This Agreement shall be binding upon the Borrower, the other Loan Parties and LaSalle and their respective successors and assigns and shall enure to the benefit of the Borrower and LaSalle and their respective successors and assigns. This Agreement and the Other Agreements may not be modified, altered or amended except by an agreement in writing signed by the Borrower and/or the other Loan Parties as applicable and LaSalle. The Borrower may not sell, assign or transfer this Agreement, or the Other Agreements or any portion thereof including, without limitation, any right, title, interest, remedies, powers or duties thereunder. The Borrower, for itself and the other Loan Parties, hereby consents to LaSalle's sale, assignment, transfer or other disposition, at any time and from time to time hereafter, of this Agreement, or the Other Agreements, or of any portion thereof, or participation therein including, without limitation, LaSalle's right, title, interest, remedies, powers and/or duties thereunder. The Borrower agrees that it shall execute and deliver such documents as LaSalle may request in connection with any such sale, assignment, transfer or other disposition.

(e)      Headings of Subdivisions.

         The headings of subdivisions in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement.

(f)      Power of Attorney.

         The Borrower, for itself and the other Loan Parties, acknowledges and agrees that its appointment of LaSalle as its attorney and agent-in-fact for the purposes specified in this Agreement is an appointment coupled with an interest and shall be irrevocable until all of the Liabilities are paid in full and this Agreement is terminated.

(g)      Waiver of Jury Trial, Other Waivers, Confidentiality.

         LaSalle and the Borrower (for itself and the other Loan Parties) hereby waive all rights to trial by jury in any action or proceeding which pertains directly or indirectly to this Agreement, any of the Other Agreements, the liabilities, the collateral or any alleged tortious conduct or which, in any way, directly or indirectly, arises out of or relates to the relationship between the Borrower and LaSalle. In no event shall LaSalle be liable for lost profits or other special or consequential damages. The Borrower (for itself and the other Loan Parties) hereby waives all rights to notice and hearing of any kind prior to the exercise by LaSalle of its rights to repossess the Collateral without judicial process or to replevy, attach or levy upon such Collateral without prior notice or hearing, and hereby waives demand, presentment, protest and notice of nonpayment, and further waives the benefit of all valuation, appraisal and exemption laws. LaSalle's failure, at any time or times hereafter, to require strict performance of any provision of this Agreement or any of the Other Agreements shall not waive, affect or diminish any right of LaSalle thereafter to demand strict compliance and performance therewith. Any suspension or waiver by LaSalle of an Event of Default under this Agreement or any default under any of the Other Agreements shall not suspend, waive or affect any other Event of Default under this Agreement or any other default under any of the Other Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. No delay on the part of LaSalle in the exercise of any right or remedy under this Agreement or any Other Agreement shall preclude other or further exercise thereof or the exercise of any right or remedy. None of the undertakings, agreements, warranties, covenants and representations contained in this Agreement or any of the Other Agreements and no Event of Default under this Agreement or default under any of the Other Agreements shall be deemed to have been suspended or waived by LaSalle unless such suspension or waiver is in writing, signed by two duly authorized officers of LaSalle and directed to the Borrower specifying such suspension or waiver.

(h)      Timing of Payments.

         Any payment required to be made by the Borrower to LaSalle hereunder or under any security shall be made in the currency in respect of which the obligation requiring such payment arose. Any payment received by LaSalle after 3:00 p.m. (Toronto time) on a Business Day, or on any day that is not a Business Day, shall be credited to the account of the Borrower as applicable on the next following Business Day.

(i)      Canadian Currency.

         All dollar amounts specified herein are in Canadian Dollars unless otherwise indicated.

(j)      Judgment Currency.

         If in the recovery by LaSalle of any amount owing hereunder or under any of the Other Agreements in any currency, judgment can only be obtained in another currency and because of changes in the exchange rate of such currencies between the date of judgment and payment in full of the amount of such judgment, the amount of recovery under the judgment differs from the full amount owing hereunder, the Borrower shall pay any such shortfall to LaSalle; such shortfall can be claimed by LaSalle against the Borrower as an alternative or additional cause of action and any surplus received by LaSalle will be repaid to the Borrower.

(k)      Severability.

         In the event any provision of this Agreement is for any reason held by a court of competent jurisdiction to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

(l)      Conflicts.

         In the event there occurs any conflict or inconsistency between any provision of this Agreement and any provision of the Other Agreements, the provision of this Agreement shall govern.

(m)      Counterparts.

         This Agreement and any amendments, waivers, consents, acknowledgements or supplements may be executed in number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all of which counterparts together shall constitute but one agreement.

         [THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK]

(n)      Proposal Letter Superseded.

         For greater certainty, the provisions of this Agreement supersede the related provisions in the proposal letter dated February 22, 2002 (and any earlier proposal letters) from LaSalle to the representative of the Borrower.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date set out on the first page hereof.

                                        CABLETEL COMMUNICATIONS CORP.

                                        By:__________________________________
                                        Name:
                                        Title:

                                        By:__________________________________
                                        Name:
                                        Title:

                                        ABN AMRO BANK N.V., CANADA BRANCH

                                        By:__________________________________
                                        Name:
                                        Title:

                                        By:__________________________________
                                        Name:
                                        Title:

TO:      ABN AMRO BANK N.V., CANADA BRANCH

         The undersigned hereby acknowledges and consents to the provisions of the foregoing credit agreement, confirms any covenant, representation or warranty in any way relating to it and confirms the continuing nature thereof, and covenants and agrees to abide by all covenants and agreements of the Borrower to cause any action or thing to be done by it and all covenants and agreements otherwise relating to it.

                                        STIRLING CONNECTORS U.S.A., INC.



                                        By:__________________________________
                                        Name:
                                        Title:

                                        By:__________________________________
                                        Name:
                                        Title:

                                   SCHEDULE A


                       AUTHORIZED OFFICERS OF THE BORROWER





          NAME OF OFFICER               POSITION HELD
          ---------------               -------------

 1.     D. Gregory Walling       Chief Executive Officer


 2.     Ron Eilath               Chief Financial Officer and Executive Vice
                                 President


 3.     David Nolan              Vice President


 4.     Bruce Downie             Vice President Operations

                                   SCHEDULE B


                        BUSINESS AND COLLATERAL LOCATIONS

A. The Borrower's and Guarantor's business locations (please indicate which location is the principal place of business and at which locations originals and all copies of the Borrower's and Guarantor's books, records and accounts are kept):

1.       230 Travail Road
         Markham, Ontario
         L3S 3J1

2.       1595 Cliveden Avenue
         Unit 12
         Delta, British Columbia
         V3M 6M2

3.       3400 Boul. Losch
         Doors 44-46-48
         St. Hubert, Quebec
         J3Y 5T6

4.       51 Raddall Avenue
         Units 15, 16 15B
         Dartmouth, Nova Scotia
         3B3 1L4

5.       3209 Cascade Drive
         Building F
         Valparaiso, Indiana
         46383

6.       1 William Street South
         Suite #3
         Lindsay, Ontario
         K9V 3A3


B. Other locations of Collateral owned by the Borrower or the Guarantor (including, without limitation, warehouse locations, processing locations, consignment locations) and all post office boxes of the Borrower or the Guarantor. Please indicate the relationship of such location to the Borrower or the Guarantor (i.e. public warehouse, processor, etc.).

         NIL

                                   SCHEDULE C


                                 PERMITTED LIENS

[TO INCLUDE BDC LIENS]

                                  SCHEDULE 9(c)


                   BORROWER FURNITURE, FIXTURES AND EQUIPMENT

                                  SCHEDULE 9(h)


                             ACTIONS AND PROCEEDINGS

NIL

                                  SCHEDULE 9(p)


                                  INDEBTEDNESS

                                  SCHEDULE 9(r)


                   AFFILIATES, JOINT VENTURES AND PARTNERSHIPS

                                  SCHEDULE 9(v)


                              INTELLECTUAL PROPERTY

                                  SCHEDULE 9(x)


                              ENVIRONMENTAL MATTERS

NIL

                               SCHEDULE 11(a)(iii)


                             CLOSING DOCUMENTS LIST


LOAN & SECURITY DOCUMENTS

Proposal Letter by LaSalle Business Credit, a division of ABN AMRO Bank N.V., Canada Branch (the "LENDER") to Cabletel Communications Corp. (the "BORROWER") dated February 22, 2002.

Credit Agreement between the Lender and the Borrower (the "LOAN AGREEMENT").

BORROWER DOCUMENTS

Revolving Promissory Note by the Borrower in favour of the Lender in the amount of $15,000,000 (Cdn.).

Debenture issued by the Borrower in favour of the Lender in the principal amount of $25,000,000 charging all of the present and after-acquired property, assets and undertaking of the Borrower and governed by Ontario law (the "ONTARIO DEBENTURE").

Delivery Agreement by the Borrower in favour of the Lender with respect to the Ontario Debenture.

Charge/Mortgage by the Borrower in favour of the Lender charging the Borrower's leasehold interest in the property located at 230 Travail Road, Markham, Ontario, L3S 3J1 and attaching a copy of the Ontario Debenture (the "ONTARIO CHARGE").

Hypothec issued by the Borrower in favour of the Lender charging all of the present and after-acquired property, assets and undertaking of the Borrower in Quebec (the "BORROWER HYPOTHEC").

Debenture issued by the Borrower in favour of the Lender in the principal amount of $25,000,000 charging all of the present and after-acquired property, assets and undertaking of the Borrower and governed by British Columbia law (the "B.C. DEBENTURE").

Delivery Agreement by the Borrower in favour of the Lender with respect to the B.C. Debenture.

Section 427 Bank Act Security granted by the Borrower to the Lender consisting of:

(a)      Notice of Intention
(b)      Agreement as to Loans and Advances and Security therefor
(c)      Application for credit and promise to give security
(d)      Grant of Security under Section 427.

Share Pledge Agreement by the Borrower in favour of the Lender in respect of shares held by the Borrower in the capital of Stirling Connectors U.S.A., Inc. ("STIRLING").

Stock Transfer Power (undated) by the Borrower in favour of the Lender with respect to the pledge of shares in the capital of Stirling.

Share certificate(s) in respect of the pledge of shares of Stirling by the Borrower.

Application and Master Indemnity Agreement by the Borrower in favour of the Lender in respect of letters of credit.

Assignment of Insurance Monies in favour of the Lender in respect of proceeds of insurance policies which may become payable to the Borrower.

Direction to Pay under EDC Policy.

Certified copy of property insurance policy(ies) referred to in item 17 above in respect of the Borrower, including loss payable to the Lender.

CERTIFIED COPY OF EDC POLICY.

PPSA financing statements filed in Ontario, Nova Scotia and British Columbia against the Borrower in respect of the Ontario Debenture, the B.C. Debenture and other security.

Certified PPSA printouts in the name of the Borrower (together with printouts in the names of Borrower's predecessors (if any)).

Registration in Ontario against the Borrower pursuant to s. 427 of the Bank Act.

Registration of the Ontario Charge.

Registration in Quebec of the Borrower Hypothec.

Certificate of Status issued in the name of the Borrower.

Officer's Certificate issued by an officer of the Borrower relating to the Borrower and, inter alia, corporate status, power and authority and attaching copies of:

        (a)       the Articles of Incorporation of the Borrower
        (b)       the by-laws of the Borrower
        (c)       the requisite corporate authorizing resolution.

Statutory Declaration by an officer of the Borrower in respect of Ontario PPSA registrations

[BRINGDOWN OFFICER'S CERTIFICATE BY AN OFFICER OF THE BORROWER (IF THE DATE OF THE FIRST ADVANCE OCCURS AFTER THE DATE THAT THE LOAN AGREEMENT IS SIGNED)].

STIRLING DOCUMENTS

Guaranty (unlimited) by Stirling in favour of the Lender with respect to the indebtedness and liabilities of the Borrower to the Lender.

General Security Agreement issued by Stirling in favour of the Lender charging all of the present and after-acquired property, assets and undertaking of Stirling (the "STIRLING GSA").

UCC financing statements filed in Delaware against Stirling in respect of the Stirling GSA.

Certified UCC/PPSA printouts in the name of Stirling (together with printouts in the names of Stirling's predecessors (if any))

Consent and Confirmation by Stirling in favour of the Lender with respect to the pledge of its shares by the Borrower.

Certificate of Status (or equivalent) issued in the name of Stirling.

Officer's Certificate issued by an officer of Stirling relating to Stirling and, inter alia, corporate status, power and authority and attaching copies of:

        (a)       the Articles of Incorporation of Stirling
        (b)       the by-laws of Stirling
        (c)       the requisite corporate authorizing resolution.

THIRD PARTY DOCUMENTS

Waiver agreements from each of the following landlords/mortgagees of the Borrower's and Stirling's premises:

        (a)       Tibanda Investments Inc.
        (b)       Lifestyle Properties LLC
        (c)       Immeubles Quatrere Inc.

Copies of all real and personal property leases and mortgages/security agreements of the Borrower.

PPSA/UCC Estoppel Letters from each of the following secured creditors of the Borrower and Stirling:

        (a)       BDC
        (b)       Newcourt Financial Ltd.
        (c)       IBM Canada Ltd.
        (d)       AT&T Capital Canada Inc.

Certified copy of two year, unsecured subordinated promissory note in the principal amount of US$2,200,000 from the Borrower to CommScope, satisfactory to the Lender.

Acknowledgement from CommScope (and agreed to by Borrower) that the Lender is the Senior Creditor referenced in the unsecured subordinated promissory note referenced above

Copies of Purchase and Sale Agreement and related documents in respect of acquisition of NRG Control Company's Stirling Connector business by the Borrower.

Confirmation of the re-establishment of regular trade terms by the Borrower with Alpha Technologies Inc., Commscope, Inc. and others required by Lender.

MISCELLANEOUS DOCUMENTS

Copies of security search results in respect of the Borrower and Stirling.

Copies of all material contracts and purchase orders.

Details as to backorder log.

Borrower's audited, consolidated financial statements as at December 31, 2001, current month-end interim financial statements and updated opening balance sheet.

DRAWDOWN DOCUMENTS

Notice of Borrowing by the Borrower to the Lender.

Closing Certificate by the Borrower to the Lender.

Borrowing Base Certificate by the Borrower to the Lender.

Current Account Authorities and other Lender standard documentation including, without limitation, signature cards, funds transfer authorizations etc. (All documentation delivered to the Lender prior to closing).

Payout letter and release of security from HSBC.

Indemnity from Lender to HSBC

Direction re: funds by the Borrower to the Lender.

Receipt of funds by the Borrower to the Lender.

OPINIONS

Opinion of Gowling Lafleur Henderson LLP in respect of, inter alia, (i) the corporate status of the Borrower, (ii) the power and capacity of the Borrower to execute and deliver the loan and security documents and perform its obligations thereunder, (iii) the due authorization, execution, delivery and enforceability of the loan and security documents provided by the Borrower, (iv) validity of security interests, and (v) searches and registrations (relying on agents when necessary).

Opinion of Hoeppner, Wagner & Evans LLP in respect of, inter alia, (i) the corporate status of Stirling, (ii) the power and capacity of Stirling to execute and deliver the guarantee and security documents and perform its obligations thereunder, (iii) the due authorization, execution, delivery and enforceability of the guarantee and security documents provided by Stirling, (iv) validity of security interests, (v) searches and registrations, and (vi) corporate approvals in respect of the pledge and future transfer on realization of Stirling's shares.

Opinion of Cox Hanson O'Reilly Matheson in respect of, inter alia, (i) validity of security interests, and (ii) searches and registrations.

Reporting Letter of FMC addressing various matters relating to the transaction (To be delivered to the Lender only).

                                EXHIBIT 2(d)(ii)


                        FORM OF REVOLVING PROMISSORY NOTE



Executed as of the [ o ] day of April, 2002

Amount Cdn. $15,000,000

FOR VALUE RECEIVED, the undersigned promises to pay to the order of ABN AMRO BANK N.V., CANADA BRANCH (hereinafter, together with any holder hereof, called the "LENDER"), at the main office of the Lender, the lesser of: (A) the principal sum of Fifteen Million Canadian Dollars (Cdn. $15,000,000) plus the aggregate unpaid principal amount of all advances made by the Lender to the undersigned pursuant to and in accordance with SUBSECTION 2(b) of the Credit Agreement (as hereinafter defined) in excess of such amount; and (B) the aggregate unpaid principal amount of all advances made by the Lender to the undersigned pursuant to and in accordance with SUBSECTION 2(b) of the Credit Agreement. The undersigned further promises to pay interest on the outstanding principal amount hereof on the dates and at the rates provided in the Credit Agreement with respect to Revolving Loans from the date hereof until payment in full hereof.

This Revolving Note (this "NOTE") is referred to in and is delivered pursuant to that certain credit agreement, dated as of April [ o ], 2002 between the undersigned as borrower and the Lender (as amended, supplemented, restated or extended from time to time the "CREDIT AGREEMENT"). Unless otherwise defined herein, all capitalized terms set forth in this Note shall have the meanings ascribed to such terms in the Credit Agreement.

THE OUTSTANDING PRINCIPAL BALANCE OF THE UNDERSIGNED'S LIABILITIES TO THE LENDER UNDER THIS NOTE SHALL BE PAYABLE PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT RELATING TO REVOLVING LOANS.

The undersigned hereby authorizes the Lender to charge any account of the undersigned for all sums due hereunder. If payment hereunder becomes due and payable on a Saturday, Sunday or legal holiday under the laws of Canada of the Province of Ontario, the due date thereof shall be extended to the next succeeding business day, and interest shall be payable thereon at the rate specified during such extension. Credit shall be given for payments made in the manner and at the times provided in the Credit Agreement. It is the intent of the parties that the rate of interest and other charges to the undersigned under this Note shall be lawful; therefore, if for any reason the interest or other charges payable hereunder are found by a court of competent jurisdiction, in a final determination, to exceed the limit which the Lender may lawfully charge the undersigned, then the obligation to pay interest or other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to the undersigned.

The principal hereunder may be prepaid by the undersigned, in part or in full, at any time; provided, however, that if Borrower terminates the Credit Agreement or reduces the amount of the Revolving Credit Commitment at any time prior to the end of the term of the Credit Agreement, the undersigned shall pay a prepayment fee as provided in the Credit Agreement.

The undersigned waives the benefit of any law that would otherwise restrict or limit the Lender in the exercise of its right, which is hereby acknowledged, to set-off against the Liabilities, without notice and at any time hereafter, any indebtedness matured or unmatured owing from the Lender to the undersigned. The undersigned waives every counterclaim or set-off which the undersigned may now have or hereafter may have to any action by the Lender in enforcing this Note and/or any of the other Liabilities, or in enforcing the Lender's rights in the Collateral and agrees that the Lender shall not be liable for any error in judgment or mistakes of fact or law.

The undersigned, any other party liable with respect to the Liabilities and any and all endorsers and accommodation parties, and each one of them, if more than one, waive any and all presentment, demand, notice of dishonour, protest, and all other notices and demands in connection with the enforcement of the Lender's rights hereunder.

THIS NOTE SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE PROVINCE OF ONTARIO AND OF CANADA APPLICABLE THEREIN AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, INCLUDING WITHOUT LIMITATION, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, and shall be binding upon the undersigned and the undersigned's legal representatives, successors and assigns. If this Note contains any blanks when executed by the undersigned, the Lender is hereby authorized, without notice to the undersigned, to complete any such blanks according to the terms upon which the loan or loans were granted. Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or be invalid under such law, such provision shall be severable, and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Note.

To induce the Lender to make the loan evidenced by this Note, the undersigned
(i) irrevocably agrees that, subject to the Lender's sole and absolute election, all actions arising directly or indirectly as a result or in consequence of this Note or any other agreement with the Lender, or the Collateral, shall be instituted and litigated only in courts having situs in the City of Toronto, Ontario, (ii) hereby consents to the exclusive jurisdiction and venue of any Court located and having its situs in said city, and (iii) waives any objection based on forum non-conveniens. IN ADDITION, THE UNDERSIGNED HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS NOTE, THE LIABILITIES, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY THE UNDERSIGNED OR THE LENDER OR WHICH IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN THE UNDERSIGNED AND THE LENDER, waives personal service of any and all process, and consents that all such service of process may be made by registered mail, return receipt requested, directed to the undersigned at the address indicated in the Lender's records; and service so made shall be complete five (5) days after the same has been deposited in the Canadian mails as aforesaid.

As used herein, all provisions shall include the masculine, feminine, neuter, singular and plural thereof, wherever the context and facts require such construction and in particular the word "undersigned" shall be so construed.

In the event of a conflict between any provision of the Credit Agreement and any provision of this Note, the provision of the Credit Agreement shall prevail.

IN WITNESS WHEREOF, the undersigned has executed this Note on the date above set forth.


                                  CABLETEL COMMUNICATIONS CORP.


                                  Per: _________________________________________
                                  Name:
                                  Title:


                                  Per: _________________________________________
                                  Name:
                                  Title

                                  EXHIBIT 4(a)

(Your letterhead)   Cabletel Communications Corp.

Date:   ______________________________

To:     Janet Early, Lasalle Business Credit, Toronto
        Ph: 416-367-7994            Fax: 416-367-7943

From:   [NAME OF BORROWER]
        Ph:              Fax:

Please transfer the following funds from our account

CAD          Revolver ____________________ DDA #                   CDS XX

USD          Revolver ____________________ DDA #                   CDS XX

--------------------------------------------------------------------------------

             Value Date:  __________________________________

             Currency:    __________________________________

             Amount:      __________________________________

             Pay to: (bank)__________________________________________

                    _____________________________________________________

                    _____________________________________________________

             Favour:    a/c #   ____________________________

             (beneficiary
             name)  _____________________________________________________

                    _____________________________________________________


--------------------------------------------------------------------------------

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

             (a) the representations and warranties contained in Section 9 of the Credit Agreement and in the Other Agreements are true and correct as though made on and as of such date except to the extent that such representations and warranties expressly relate to an earlier date and except for changes therein expressly permitted or contemplated by the Credit Agreement or Other Agreements; and

             (b) no Default or Event of Default has occurred and is continuing or would result from such proposed Borrowing.


             ___________________________           _____________________________
             authorized signature                  authorized signature

                                  EXHIBIT 7(a)


                         FORM OF COLLATERAL LOAN REPORT


See Attached.

                                  EXHIBIT 7(b)


                       FORM OF BORROWING BASE CERTIFICATE


                          CABLETEL COMMUNICATIONS CORP.



TO:     LASALLE BUSINESS CREDIT, A DIVISION OF ABN AMRO BANK N.V., CANADA BRANCH

                  Reference is hereby made to that certain credit agreement dated as of May 13, 2002 made between CABLETEL COMMUNICATIONS CORP., as borrower (the "BORROWER") and LASALLE BUSINESS CREDIT, A DIVISION OF ABN AMRO BANK N.V., CANADA BRANCH, as lender (the "LENDER") (as amended, supplemented, restated or extended from time to time the "CREDIT Agreement"). This certificate is delivered pursuant to SUBSECTION 7(b) of the Credit Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the same meanings ascribed to such terms in the Credit Agreement.

                  The undersigned certifies on behalf of the Borrower that as of the close of business on the date set forth below, the Borrowing Base is computed as set forth below.

                  The undersigned represents and warrants on behalf of the Borrower that this Borrowing Base Certificate is a true and correct statement of, and that the information contained herein is true and correct in all respects regarding, the status of Eligible Accounts and Eligible Inventory and that the amounts reflected herein are in compliance with the provisions of the Credit Agreement. The undersigned further represents and warrants on behalf of the Borrower that there is no Default or Event of Default and all representations and warranties contained in the Credit Agreement and Other Agreements are true and correct as of the date of this Borrowing Base Certificate, except to the extent that such representations and warranties expressly relate to an earlier date and except for changes therein expressly permitted or contemplated by the Credit Agreement or any Other Agreements. The undersigned understands that the Lender will extend loans in reliance upon the information contained herein. In the event of a conflict between the following summary of eligibility criteria and the Credit Agreement, the Credit Agreement shall govern.

BORROWING BASE

AR Balance (As of: ______________)                                      $_______

Less:  East Link balances over 180 days from               $___________
          Invoice Date
       Other Balances over 90 days from Invoice Date       $___________
       East Link Credits over 180 days                     $___________
       Other Credits over 90 days                          $___________

       Balances over 30 days past Due Date                 $___________
       Insiders and Related Parties                        $___________
       Cash/COD Accounts                                   $___________
       Consignments Out                                    $___________
       Finance Charges                                     $___________
       Concentration at (as applicable):           10%     $___________
                                                   20%     $___________
                                                   30%     $___________
       Cross Aged Accounts at 25%                          $___________
       Contras                                             $___________
       Foreign Accounts not backed by                      $___________
          letter of credit or insurance
       Pre-billings                                        $___________
       Bill and Holds                                      $___________
       Progress Billings                                   $___________
       Future Date Receivables                             $___________
       Debit Memos                                         $___________
       Rebate Accruals                                     $___________
       Other: ______________                               $___________
       Other: ______________                               $___________
Total Ineligible Accounts Receivable                                    $_______
Eligible Accounts Receivable                                            $_______
Eligible Accounts Receivable at 85.0%               A1     $___________

INVENTORY BALANCE LOWER OF COST OR MARKET VALUE
(As of: ______________)                                                 $_______
Less:  Profit Component Deduction From Cost on
       Purchase From Related Party                         $___________
       Raw Materials                                       $___________
       Work-In-Process                                     $___________
       Slow Moving/Obsolete                                $___________
       Consignment                                         $___________
       Packaging                                           $___________
       Parts, stores                                       $___________
       Samples, demonstration, display                     $___________
       In-Transit                                          $___________
       Offsite                                             $___________
       Inventory subject to liens, charges etc.            $___________
       Other: ______________*                              $___________
       Other: ______________                               $___________
Total Ineligible Inventory                                              $_______
Eligible Inventory                                                      $_______
Eligible Inventory at lesser of (a) 50% of lower    B1     $___________
of cost/market and (b) 80% OLV (Not to exceed
$5,000,000)

* Ensure this includes all items referred to in subparagraph (vi) of definition of Eligible
  Inventory and not otherwise specified above

DOCUMENTARY L/C LIABILITIES (As of: __________)            $___________
Less:    Documentary L/C Liabilities not
         related to purchase of Eligible Inventory         $___________
Documentary L/C Liabilities
related to purchase of Eligible Inventory           C1     $___________
Documentary L/C Liabilities C1 at 100% less         C2     $___________
applicable percentage under subparagraph 2(b)(i)C

RESERVES (As of: ______________)                    D1     $___________

HEDGING RESERVES (As of: ______________)            E1     $___________

TOTAL L/C LIABILITIES (As of: ______________)              $___________
Less:    C1                                                $___________
Net L/C Liabilities at 100%                         F1     $___________

REVOLVING CREDIT COMMITMENT
(As of: ______________)                                    $15,000,000
Less Total L/C Liabilities                                 $___________
Total                                               G1     $___________

BORROWING BASE AVAILABILITY              THE LESSER OF
                                   (A1 + B1 - C2 - D1 - E1 - F1)        $_______

                                               - and -

                                               G1                       $_______

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate as the [ o ] of the Borrower as of the [ o ] day of [ o ], [ o ].


                                     CABLETEL COMMUNICATIONS CORP.



                                     Per: ___________________________________
                                          Authorized Officer

                                EXHIBIT 7(b)(ii)


                        FORM OF STATUTORY PAYABLES REPORT


TO:      LASALLE BUSINESS CREDIT, a division of ABN AMRO BANK N.V., CANADA
         BRANCH

         Reference is hereby made to that certain credit agreement dated as of April [ o ], 2002 made between CABLETEL COMMUNICATIONS CORP., as borrower (the "BORROWER") and LASALLE BUSINESS CREDIT, A DIVISION OF ABN AMRO BANK N.V., CANADA BRANCH, as lender (the "LENDER") (as amended, supplemented, restated or extended from time to time the "CREDIT AGREEMENT"). This certificate is delivered pursuant to SUBSECTION 7(b)(ii) of the Credit Agreement.

STATUTORY CLAIMS COMING DUE DURING:
                                    ---------------------------------

COMPANY NAME:   CABLETEL COMMUNICATIONS CORP.

                                                                                   DATE AND AMOUNT      AMOUNT IN
                                                                 TOTAL OWED             PAID             ARREARS
                                                                 ----------        ---------------      ---------
1.       Employee Income Tax Withholdings

2.       Unemployment Insurance (UIC) - Employees' Portion

3.       Canada Pension Plan (CPP) - Employees' Portion

4.       Employer's Share of Payroll taxes

5.       Corporate Income Tax

6.       Goods & Services Tax (GST)

7.       Provincial Sales Tax (PST)

8.       Municipal Taxes

9.       Workers' Compensation

10.      Pension Plan

                                                                                   DATE AND AMOUNT      AMOUNT IN
                                                                 TOTAL OWED             PAID             ARREARS
                                                                 ----------        ---------------      ---------
11.      Vacation Pay

12.      Other (including those of Guarantor)
                                                                 ----------          -----------        ---------
         TOTAL
                                                                 ==========          ===========        =========

         IN WITNESS WHEREOF, the undersigned has executed this Certificate as the [ o ] of the Borrower as of the [ o ] day of [ o ], [ o ].


                                        CABLETEL COMMUNICATIONS CORP.



                                        Per: ______________________________
                                                  Authorized Officer

                                  EXHIBIT 7(d)


                     FORM OF FINANCIAL REPORTING CERTIFICATE

[DATE]

LASALLE BUSINESS CREDIT,
a division of ABN AMRO BANK N.V., CANADA BRANCH
15th Floor Maritime Life Tower
79 Wellington Street West
Toronto, Ontario  M5K 1G8

         Reference is hereby made to that certain credit agreement dated as of April [ o ], 2002 made between CABLETEL COMMUNICATIONS CORP., as borrower (the "BORROWER") and LASALLE BUSINESS CREDIT, A DIVISION OF ABN AMRO BANK N.V., CANADA BRANCH, as lender (the "LENDER") (as amended, supplemented, restated or extended from time to time the "CREDIT AGREEMENT"). This certificate is delivered pursuant to SUBSECTION 7(d) of the Credit Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the same meanings ascribed to such terms in the Credit Agreement.

         The undersigned Authorized Officer of the Borrower hereby certifies as of the date hereof that he/she is the Chief Financial Officer of the Borrower, and that, as such, he/she is authorized to execute and deliver this Financial Reporting Certificate to the Lender on the behalf of the Borrower and its consolidated subsidiaries, and that:

1. Attached hereto are true and correct copies of the unaudited consolidated balance sheet of the Borrower as of the end of the fiscal month ended [ o ] or at the end of the fiscal year ended [ o ] and the related statement of income, statement of cash flow and statement of retained earnings for the period commencing on the first day of the current fiscal year and of such month and ending on the last day of such month or such fiscal year, as the case may be, which are complete and accurate in all respects and fairly present, consistently in accordance with GAAP (subject to ordinary, year-end audit adjustments and the absence of footnotes), the consolidated financial position and results of operations of the Borrower. Included with the financial statements are comparisons to the prior year and to the Borrower's budget, as required by the Credit Agreement.

2. The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a review of the transactions and financial condition of the Borrower and its subsidiaries during the accounting period covered by the attached financial statements.

3. The Borrower and its subsidiaries, during such period, have observed, performed or satisfied all of the covenants and other agreements, and satisfied every condition in the Credit Agreement to be observed, performed or satisfied by the Borrower and its subsidiaries, and the undersigned has no knowledge of any Default or Event of Default, except [ANY EXCEPTIONS TO BE DESCRIBED IN REASONABLE DETAIL.]

4. All of the representations and warranties contained in the Credit Agreement and Other Agreements are correct and complete as if made as of this date including, without limitation, that neither the Borrower nor the Guarantor is in arrears in respect of any lease, rental or other payment due under any property lease or to any warehousemen, bailee or similar Person.

5. The financial covenant analyses and information set forth on Schedule 1 attached hereto are true and accurate on and as of the date of this Financial Reporting Certificate. All amounts and ratios in Schedule 1 refer to the financial statements of the Borrower attached hereto and are determined in accordance with the specifications set forth in the Credit Agreement.

6. All adjustments made to the financial results of the Borrower, as set forth in the accompanying financial statements, in order to perform the covenant analyses set forth in Schedule 1 are set forth in Schedule 2 attached hereto.

7. As at the date hereof, no notice of non-compliance, violation or contravention has been received from any Governmental Authority with respect to the activities carried on by the Borrower or any other Loan Party or as to any matter whatsoever;

                                    or

7. As at the date hereof, the Borrower has received the following notice(s) of non-compliance, violation(s) or contravention(s) from [INSERT GOVERNMENTAL AUTHORITY], copies of which are attached hereto, with respect to [PROVIDE DETAILS OF NON-COMPLIANCE];

8. Attached hereto is a written action plan to remedy the non-compliance, violation or contravention referred to in PARAGRAPH 7 above.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate as the Chief Financial Officer of the Borrower as of the [ o ] day of [ o ], [ o ].


                                        CABLETEL COMMUNICATIONS CORP.



                                        Per:  ________________________________
                                                    Authorized Officer

                                   SCHEDULE 1
                     to the Financial Reporting Certificate

Dated [ o ]/ For the fiscal [QUARTER][YEAR] ended [ o ].



SUBSECTION 10(o)(i)

Required Monthly                                             Adjusted Net Worth

Period - ________  months ended ____________, _______        $_________________

Required as of ________________, _____________               $ ________________

                                                             Compliance - Yes/No

Note:  Please attach schedule showing calculation

SUBSECTION 10(o)(ii)

Required Quarterly                                                                Interest Coverage Ratio
                                                                                  -----------------------
Period - _________ months ended ________, _____

(a)      net income after taxes (excluding after tax losses or gains on the sale of assets other than the sale of inventory in the ordinary course of
         business and excluding other after tax extraordinary losses or gains)    $_____________________

(b)      Add:     interest expenses
                  income tax expenses
                  depreciation
                  amortization                                                    $_____________________

(c)      Less:    Capital expenditures not financed                               $_____________________

(d)      Add or Less:   any other non-cash charges or gains
                  which have been subtracted or added in
                  calculating net income after taxes                              $_____________________

                                                     TOTAL                        $_____________________

(e)      interest expense on indebtedness                                         $_____________________

                           Interest Coverage Ratio                                 _____________________

                           Minimum per Credit Agreement                           1.50 to 1.00

                                                                                  Compliance Yes/No

SUBSECTION 10(o)(iv)

Required Quarterly                                                                Debt Service Coverage
                                                                                  ---------------------
Period -  months ended ,
a)       net income after taxes (excluding after tax losses or gains on the sale of assets other than the sale of inventory in the ordinary course of business and excluding other after tax extraordinary losses or gains)
                                                                                  $_____________________
b)       Add:     non-cash income tax expense
                  depreciation
                  amortization                                                    $_____________________

c)       Less:    Capital expenditures not financed                               $_____________________

                                                     TOTAL                        $_____________________

d)       long term indebtedness (including subordinated debt) and capital leases paid or scheduled to be paid during the
         period                                        $_____________________

                           Debt Service Coverage                                  ______________________

                           Minimum per Credit Agreement                           [ o ] to 1.00

                                                                                  Compliance Yes/No


SUBSECTION 10(o)(iii)

Required Quarterly                                                                Capital Expenditures
                                                                                  --------------------
Period -  months ended ,                                                          $_____________________

Maximum Capital Expenditures (annual) (in the aggregate)                          $100,000
                                                                                  --------

                                                                                  Compliance Yes/No

                                   SCHEDULE 2
                     to the Financial Reporting Certificate


Dated [ o ]/ For the fiscal [QUARTER][YEAR] ended [ o ].

                                EXHIBIT 11(a)(ix)


                           FORM OF CLOSING CERTIFICATE


TO:      LASALLE BUSINESS CREDIT, a division of ABN AMRO BANK N.V., CANADA
         BRANCH

         Reference is hereby made to that certain credit agreement dated as of April [ o ], 2002 made between CABLETEL COMMUNICATIONS CORP., as borrower (the "BORROWER") and LASALLE BUSINESS CREDIT, A DIVISION OF ABN AMRO BANK N.V., CANADA BRANCH, as lender (the "LENDER") (as amended, supplemented, restated or extended from time to time the "CREDIT AGREEMENT"). This certificate is delivered pursuant to SUBSECTION 11(a)(ix) of the Credit Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the same meanings ascribed to such terms in the Credit Agreement.

         The undersigned Authorized Officer of the Borrower, hereby certifies on behalf of the Borrower as follows:

1. As at the date hereof, all representations and warranties contained in the Credit Agreement are true and correct;

2. As at the date hereof, no Default or Event of Default has occurred and is continuing;

3. As at the date hereof, no event has occurred and is continuing which could be expected to have a Material Adverse Effect with respect to the Borrower or the Guarantor; and

4. As at the date hereof after giving effect to all matters set out in SUBSECTION 11(a)(vi) of the Credit Agreement, the Canadian Dollar Equivalent Amount of Excess Availability is equal to $[ o ]. In calculating such amount, the Borrower's outstanding debt was and is current and not past due in any respect.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate as the [ o ] of the Borrower as of the [ o ] day of [ o ], [ o ].


                                        CABLETEL COMMUNICATIONS CORP.


                                        Per:  ____________________________
                                                    Authorized Officer